SCHEDULE 14A INFORMATION

(Rule 14a-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF

THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[X]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material under §240.14a-12

Orexigen Therapeutics, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

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[ ]	Fee paid previously with preliminary materials.

[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

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NOTICE OF 2017 ANNUAL MEETING OF

STOCKHOLDERS AND PROXY STATEMENT

Dear Stockholder:

The annual meeting of stockholders of Orexigen Therapeutics, Inc. will be held at our corporate headquarters located at 3344 N. Torrey Pines Court, Suite 200, La Jolla, California 92037 on July 14, 2017 at 10:00 a.m. local time, for the following purposes:

1.	To elect two (2) directors for a three-year term to expire at the 2020 annual meeting of stockholders.
2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.
3.	To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in this proxy statement.
4.	To approve, on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of our named executive officers.
5.

To ratify the filing and effectiveness of the certificate of amendment to our certificate of incorporation filed with the Secretary of State of the State of Delaware on July 8, 2016 (the “July 2016 Certificate of Amendment”) and the one for ten reverse stock split of our common stock (the “2016 Reverse Stock Split”) that was effected thereby and became effective on July 11, 2016 (the “Amendment Ratification”).

6.	To transact any other business that may properly come before our annual meeting.

These items of business are more fully described in the proxy statement accompanying this Notice.

Our board of directors has fixed May 22, 2017 as the record date for the determination of stockholders entitled to notice of, and to vote at, the 2017 annual meeting of our stockholders (the “2017 Annual Meeting”).

As described in the proxy statement accompanying this notice, because there may be uncertainty regarding the validity or effectiveness of the July 2016 Certificate of Amendment and the 2016 Reverse Stock Split, the Board of Directors is submitting the Amendment Ratification to the Company’s stockholders in order to eliminate such uncertainty.  The Amendment Ratification is being submitted to stockholders pursuant to Section 204 of the Delaware General Corporation Law, or the DGCL, and Delaware common law.  Under Section 204 of the DGCL, stockholders of record as of July 8, 2016 and as of July 11, 2016 (including holders of our non-voting preferred stock), other than holders whose identities or addresses cannot be determined from our records, as well as holders of record of our non-voting preferred stock as of the record date for the 2017 Annual Meeting, are being given notice of the 2017 Annual Meeting, but are not entitled to attend the 2017 Annual Meeting or vote on any matter presented at the 2017 Annual Meeting unless they were also holders of our common stock as of May 22, 2017, the record date for the 2017 Annual Meeting.

As discussed in the proxy statement accompanying this notice, in the Amendment Ratification, the stockholders are being asked to vote upon the ratification of the July 2016 Certificate of Amendment and the 2016 Reverse Stock Split (in which each 10 outstanding shares of common stock were combined into one share of common stock, resulting in the combination of all previously outstanding shares of the Company’s common stock into a total of 14,586,771 shares of common stock).   As noted above and as further described in the proxy statement, there may be uncertainty with respect to the validity or effectiveness of those acts.  Specifically, certain shares of common stock held through brokers/nominees and with respect to which the beneficial owner had not provided the broker/nominee with voting instructions, were voted by the broker/nominee in favor of the approval of July 2016 Certificate of Amendment and the July 2016 Reverse Stock Split in accordance with the rules of the New York Stock Exchange. Certain statements made in the Company’s definitive proxy statement for the Company’s 2016 Annual Meeting of Stockholders were inconsistent with this.  In addition, the exhibit to the Company’s definitive proxy statement for the Company’s 2016 Annual Meeting of Stockholders setting forth the amendment that would affect the 2016 Reverse Stock Split included a different effective time for the 2016 Reverse Stock Split than was ultimately included in the July 2016 Certificate of Amendment.  The Company’s Board of Directors has approved the ratification of the July 2016 Certificate of Amendment and the 2016 Reverse Stock Split pursuant to Section 204 of the DGCL.

This notice and the attached proxy statement constitutes the notice required to be given to our stockholders under Section 204 of the DGCL in connection with the Amendment Ratification, including to our stockholders as of July 8, 2016 and as of July 11, 2016. Under Sections 204 and 205 of the DGCL, when a matter is submitted for ratification at a stockholder meeting, any claim that a defective corporate act ratified under Section 204 is void or voidable due to the failure of authorization, or that the Delaware Court of Chancery should declare in its discretion that a ratification in accordance with Section 204 of the DGCL not be effective or be effective only on certain conditions, must be brought within 120 days from the validation effective time. Accordingly, if the Amendment Ratification is approved at the 2017 Annual Meeting, any claim that the filing and effectiveness of the July 2016 Certificate of Amendment and the 2016 Reverse Stock Split are void or voidable due to the failure to receive the requisite stockholder approval at our 2016 Annual Meeting of Stockholders (or the inclusion in the definitive proxy statement for the Company’s 2016 Annual Meeting of Stockholders of the text of an amendment with an effective time for the 2016 Reserve Stock Split different from the effective time included in the July 2016 Certificate of Amendment), or that the Delaware Court of Chancery should declare, in its discretion, that the Amendment Ratification not be effective or be effective only on certain conditions, must be brought within 120 days from the time at which a certificate of validation filed in respect of the Amendment Ratification becomes effective under the DGCL (which will be the validation effective time with respect to the Amendment Ratification).

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on Friday, July 14, 2017 at 10:00 a.m. local time at our corporate headquarters located at 3344 N. Torrey Pines Court, Suite 200, La Jolla, California 92037.  The proxy statement and Orexigen’s annual report for the fiscal year 2016 are available electronically at www.proxydocs.com/OREX.

By Order of the Board of Directors,

Michael A. Narachi
President, Chief Executive Officer and Director

La Jolla, California

May __, 2017

You are cordially invited to attend the meeting in person.  Whether or not you expect to attend the meeting, please complete, date, sign and return the proxy mailed to you, or vote over the telephone or the internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting.  Even if you have voted by proxy, you may still vote in person if you attend the meeting.  Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

TABLE OF CONTENTS

Page

General Information About the Annual Meeting and Voting	1

Proposal 1: Election of Directors	7

Proposal 2: Ratification of Selection of Independent Registered Public Accountants	16

Proposal 3: Advisory Vote on Executive Compensation	18

Proposal 4: Advisory Vote on the Frequency of Solicitation of Advisory Stockholder Approval of Executive Compensation	19

Proposal 5: Ratification of the filing and effectiveness of the certificate of amendment to our certificate of incorporation filed with the Secretary of State of the State of Delaware on July 8, 2016 and the reverse stock split effected thereby	20

Security Ownership of Certain Beneficial Owners and Management	23

Executive Compensation and Other Information	26

Director Compensation	39

Certain Relationships and Related Party Transactions	41

Legal Proceedings	43

Section 16(a) Beneficial Ownership Reporting Compliance	44

Stockholder Proposals	44

Annual Report	44

Stockholders Sharing the Same Address	44

Other Matters	45

Where You Can Find More Information	45

PROXY STATEMENT

FOR THE 2017 ANNUAL MEETING OF STOCKHOLDERS

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a notice regarding the availability of proxy materials on the internet?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because, if you are a holder of our common stock on the record date, our Board of Directors (the “Board”) is soliciting your proxy to vote at the 2017 Annual Meeting of Stockholders (the “2017 Annual Meeting”), including any votes related to adjournments or postponements of the 2017 Annual Meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials.  Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.  In this proxy statement, “we”, “us”, “our” and “Orexigen” refer to Orexigen Therapeutics, Inc.

In addition, as further described in this proxy statement, we have determined that there may be uncertainty regarding the validity and effectiveness of the July 2016 Certificate of Amendment and the 2016 Reverse Stock Split and are submitting the Amendment Ratification to the Company’s stockholders in order to eliminate such uncertainty.  The Amendment Ratification is being submitted to stockholders pursuant to Section 204 of the Delaware General Corporation Law, or the DGCL, and Delaware common law.  Under Section 204 of the DGCL, stockholders of record as of July 8, 2016 and as of July 11, 2016 (including holders of our non-voting preferred stock), other than holders whose identities or addresses cannot be determined from our records, as well as holders of record of our non-voting preferred stock as of the record date for the 2017 Annual Meeting, are being given notice of the 2017 Annual Meeting, but are not entitled to attend the 2017 Annual Meeting or vote on any matter presented at the 2017 Annual Meeting unless they were also holders of our common stock as of May 22, 2017, the record date for the 2017 Annual Meeting.

The Notice sent to you constitutes the notice required to be given to our stockholders under Section 204 of the DGCL in connection with the Amendment Ratification, including to our stockholders as of July 8, 2016 and as of July 11, 2016. Under Sections 204 and 205 of the DGCL, when a matter is submitted for ratification at a stockholder meeting, any claim that a defective corporate act ratified under Section 204 is void or voidable due to the failure of authorization, or that the Delaware Court of Chancery should declare in its discretion that a ratification in accordance with Section 204 of the DGCL not be effective or be effective only on certain conditions, must be brought within 120 days from the validation effective time. Accordingly, if the Amendment Ratification is approved at the 2017 Annual Meeting, any claim that the filing and effectiveness of the July 2016 Certificate of Amendment and the 2016 Reverse Stock Split are void or voidable due to the failure to receive the requisite stockholder approval at our 2016 Annual Meeting of Stockholders (or the inclusion in the definitive proxy statement for the Company’s 2016 Annual Meeting of Stockholders of the text of an amendment with an effective time for the 2016 Reserve Stock Split different from the effective time included in the July 2016 Certificate of Amendment), or that the Delaware Court of Chancery should declare, in its discretion, that the Amendment Ratification not be effective or be effective only on certain conditions, must be brought within 120 days from the time at which a certificate of validation filed in respect of the Amendment Ratification becomes effective under the DGCL (which will be the validation effective time with respect to the Amendment Ratification).

We intend to mail the Notice on or about June __, 2017 to all stockholders of record entitled to vote at the 2017 Annual Meeting (as well as the other persons entitled to receive the Notice under Section 204 of the DGCL).

Will I receive any other proxy materials by mail?

We may send you a proxy card, along with a second notice, on or after June__, 2017.

How do I attend the 2017 Annual Meeting?

The 2017 Annual Meeting will be held on Friday, July 14, 2017 at 10:00 a.m. local time at our corporate headquarters located at 3344 N. Torrey Pines Court, Suite 200, La Jolla, California 92037.  Information on how to vote in person at the 2017Annual Meeting is discussed below.

Who can vote at the 2017 Annual Meeting?

Only stockholders of record of our common stock at the close of business on May 22, 2017 will be entitled to vote at the 2017 Annual Meeting.  On this record date, there were _______________ shares of common stock outstanding and entitled to vote.

In connection with the Amendment Ratification, stockholders of record as of July 8, 2016 and as of July 11, 2016 (including holders of our non-voting preferred stock), other than holders whose identities or addresses cannot be determined from our records, as well as holders of our non-voting preferred stock, are receiving notice of the 2017 Annual Meeting under Section 204 of the DGCL. However, persons who were stockholders as of July 8, 2016 or as of July 11, 2016 and any holders of our non-voting preferred stock, but who are not holders of our common stock as of May 22, 2017, the record date for the 2017 Annual Meeting, are not entitled to attend the 2017 Annual Meeting or vote on any matter presented at the 2017 Annual Meeting.

Stockholder of Record:  Shares Registered in Your Name

If on May 22, 2017 your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust, N.A. (“AST”), then you are a stockholder of record.  As a stockholder of record, you may vote in person at the 2017 Annual Meeting or vote by proxy.  Whether or not you plan to attend the 2017 Annual Meeting, we urge you to fill out and return a proxy card or vote by proxy, over the telephone or on the internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on May 22, 2017 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and that notice is being forwarded to you by that organization.  The organization holding your account is considered to be the stockholder of record for purposes of voting at the 2017 Annual Meeting.  As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account.  You are also invited to attend the 2017 Annual Meeting.  However, because you are not the stockholder of record, you may not vote your shares in person at the 2017 Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are five matters scheduled for a vote:

•	Election of two directors to hold office until the 2020 Annual Meeting of Stockholders;
•	Ratification of appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017;
•	Advisory approval of the compensation of our named executive officers, as disclosed in this proxy statement in accordance with SEC rules;
•	Advisory approval of the preferred frequency of stockholder advisory votes on the compensation of our named executive officers; and
•

Ratification of the filing and effectiveness of the certificate of amendment to our certificate of incorporation filed with the Secretary of State of the State of Delaware on July 8, 2016 and the one for ten reverse stock split of our common stock effected thereby on July 11, 2016.

What if another matter is properly brought before the 2017 Annual Meeting?

We currently know of no other matters that will be presented for consideration at the 2017 Annual Meeting.  If any other matters are properly brought before the 2017 Annual Meeting, it is the intention of the proxyholders named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

Nominees to the Board will be elected by a majority of the votes cast with respect to such person’s election, which means you may either vote “For” or “Withhold” the election of each nominee.  With regard to your advisory vote on how frequently we should solicit shareholder advisory approval of compensation of our named executive officers, you may vote for any one of the following: one year, two years or three years, or you may abstain from voting on that matter.  For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting.

The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the 2017 Annual Meeting, vote by proxy over the telephone, vote by proxy through the internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time.  Whether or not you plan to attend the 2017 Annual Meeting, we urge you to vote by proxy to ensure your vote is counted.  You may still attend the 2017 Annual Meeting and vote in person even if you have already submitted a proxy.

•	In Person at the 2017 Annual Meeting. To vote in person, come to the 2017 Annual Meeting, at which we will give you a ballot upon request.
•

Voting by Telephone. To vote over the telephone, dial toll-free 1-866-834-5878 using a touch-tone phone and follow the recorded instructions.  You will be asked to provide the Company number and control number from the Notice.  Your telephone vote must be received by 11:59 p.m. Eastern time on July 13, 2017 to be counted.

•

Voting by Internet. To vote through the internet, go to www.proxypush.com/OREX to complete an electronic proxy card.  You will be asked to provide the company number and control number from the Notice.  Your internet vote must be received by 11:59 p.m. Eastern time on July 13, 2017 to be counted.

•

Voting by Mail. To vote using the proxy card, simply complete, sign and date the proxy card that may be delivered and return it promptly in the envelope provided.  If you return your signed proxy card before the 2017 Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares as you direct.

Beneficial Owner:  Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice containing voting instructions from that organization rather than from Orexigen.  Simply follow the voting instructions in the Notice to ensure that your vote is counted.  To vote in person at the 2017 Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent.  Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions.  However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you owned as of May 22, 2017.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or in person at the 2017 Annual Meeting, your shares will not be voted.

Beneficial Owner:  Shares Registered in the Name of Broker or Bank

If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the New York Stock Exchange (“NYSE”) deems the particular proposal to be a “routine” matter.  Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” such as the ratification of the selection of an independent registered public accounting firm, but not with respect to “non-routine” matters.  Under the rules and interpretations of NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported.  The NYSE has informed us that the Amendment Ratification is a “routine” matter.

Accordingly, your broker or nominee may vote your shares without receiving instructions from you on Proposal 2 (ratification of appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017) and Proposal 5 (Amendment Ratification).

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of all two nominees for director, “Three Years” as the preferred frequency of advisory votes to approve compensation of our named executive officers and “For” each other proposal.  If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies.  In addition to these proxy materials, our directors and employees and Alliance Advisors, LLC may also solicit proxies in person, by telephone, or by other means of communication.  Directors and employees will not be paid any additional compensation for soliciting proxies, but we will pay Alliance Advisors, LLC a fee of approximately $20,000 plus reimbursement of certain specified out-of-pocket expenses for soliciting proxies.  We will also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts.  Please follow the voting instructions on each of the Notices you receive to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes.  You can revoke your proxy at any time before the final vote at the 2017 Annual Meeting.  If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	you may submit another properly completed proxy card with a later date;
•	you may grant a subsequent proxy by telephone or through the internet by 11:59 p.m. Eastern time on July 13, 2017;
•

you may send written notice that you are revoking your proxy to our Secretary at 3344 N. Torrey Pines Ct., Suite 200 La Jolla, CA 92037 (to ensure timely delivery of your revocation, please submit such revocation by July 13, 2017); or

•	you may attend the 2017 Annual Meeting and vote in person.

Simply attending the 2017 Annual Meeting will not, by itself, revoke your proxy.  Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner:  Shares Registered in the Name of Broker or Bank

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals (including a director nomination) due for next year’s Annual Meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by _________________ to our Secretary at 3344 N. Torrey Pines Ct., Suite 200 La Jolla, CA 92037, and must comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); provided, however, that if our 2018 Annual Meeting of Stockholders is held before June 14, 2018 or after August 13, 2018, then the deadline is a reasonable amount of time prior to the date we begin to print and mail our proxy statement for the 2018 Annual Meeting of Stockholders.

For a stockholder proposal (including a director nomination) that is not intended to be included in next year’s proxy materials, the proposal must be received by our Corporate Secretary not later than April 15, 2018 nor earlier than March 16, 2018; provided, however, that if our 2018 Annual Meeting of Stockholders is held before June 14, 2018 or after September 12, 2018, then the proposal must be received no earlier than the 120th day prior to such meeting and not later than the later of the 90th day prior to such meeting or, if later, the 10th day following the day on which public disclosure (as defined in our bylaws) of the date of such meeting is first made. You are also advised to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed by the NYSE to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”

How many votes are needed to approve each proposal?

The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes.

Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes

1	Election of directors	“For” votes from the holders of a majority of the votes cast in person or by proxy with respect to a nominee’s election	None	None

2	Ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017	“For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter	Against	No Broker Non-Votes (Routine Matter)

3	Advisory approval of executive compensation	“For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter	Against	None

4	Advisory vote on the frequency of solicitation of advisory stockholder approval of executive compensation

The frequency receiving the greatest number of the votes cast by holders of shares present in person or represented by proxy and entitled to vote will be considered the frequency preferred by the stockholders

			None	None

5

Ratification of the filing and effectiveness of the certificate of amendment to our certificate of incorporation filed with the Secretary of State of the State of Delaware on July 8, 2016 and the reverse stock split effected thereby

“For” votes from the holders of a majority of shares of our common stock outstanding as of the record date for the 2017 Annual Meeting, including a majority of the shares of common stock of the Company issued and outstanding immediately prior to the effectiveness of the 2016 Reverse Stock Split

			Against	No Broker Non-Votes (Routine Matter)

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid 2017 Annual Meeting.  A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the 2017 Annual Meeting in person or represented by proxy.  On the record date, there were __________________ shares outstanding and entitled to vote. Thus, the holders of _______________ shares must be present in person or represented by proxy at the 2017 Annual Meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the 2017 Annual Meeting.  Abstentions and broker non-votes will be counted towards the quorum requirement.  If a quorum is not present at the 2017 Annual Meeting, then either (i) the chairperson of the 2017 Annual Meeting, or (ii) the stockholders entitled to vote at the 2017 Annual Meeting, present in person or represented by proxy, shall have power to adjourn the 2017 Annual Meeting from time to time, without notice other than announcement at the 2017 Annual Meeting, until a quorum is present or represented.

How can I find out the results of the voting at the 2017 Annual Meeting?

Preliminary voting results will be announced at the 2017 Annual Meeting.  In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the 2017 Annual Meeting.  If final voting results are not available to us in time to file a Form 8-K within four business days after the 2017 Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

SMALLER REPORTING COMPANY

Because we qualify as a “smaller reporting company” under the SEC rules, the Company has elected to prepare this proxy statement and other annual and periodic reports as a “Smaller Reporting Company” consistent with rules of the SEC.

PROPOSAL 1:

ELECTION OF DIRECTORS

Our board of directors is divided into three classes, with one class of our directors standing for election each year, generally for a three-year term. You are requested to vote for two nominees for director, whose terms expire at this 2017 Annual Meeting and who will be elected for a new three-year term and will serve until their successors are elected and qualified. The nominees are Patrick J. Mahaffy and Michael A. Narachi.

If no contrary indication is made, proxies in the accompanying form are to be voted for Messrs. Mahaffy and Narachi or in the event that Messrs. Mahaffy or Narachi is not a candidate or is unable to serve as a director at the time of the election (which is not currently expected), for any nominee who is designated by our board of directors to fill the vacancy. Messrs. Mahaffy and Narachi are currently members of our board of directors and Mr. Narachi is also our current President and Chief Executive Officer.

All of our directors bring to the board of directors significant leadership experience derived from their professional experience and service as executives or board members of other corporations and/or venture capital firms. The process undertaken by the nominating/ corporate governance committee in recommending qualified director candidates is described below under “Director Nominations Process.”  Certain individual qualifications and skills of our directors that contribute to the board of directors’ effectiveness as a whole are described in the following paragraphs.

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

For a Three-Year Term Expiring at the

2020 Annual Meeting of Stockholders

Name	Age	Present Position with Orexigen Therapeutics, Inc.

Patrick J. Mahaffy	54	Chairperson of our Board of Directors
Michael A. Narachi	57	President, Chief Executive Officer and Director

Patrick J. Mahaffy has served as a member of our board of directors since February 2009 and the chairperson of our board of directors since April 2016. Mr. Mahaffy is a founder of Clovis Oncology, Inc., a pharmaceutical development company, and has served as President and Chief Executive Officer and a member of its board of directors since its inception in 2009. Previously, Mr. Mahaffy served in the same role at Pharmion Corporation, which he founded in 2000 and was sold to Celgene Corporation in 2008. From 1992 through 1998, Mr. Mahaffy was President and Chief Executive Officer of NeXagen, Inc. and its successor, NeXstar Pharmaceuticals, Inc., a biopharmaceutical company. Prior to that, Mr. Mahaffy was a Vice President at E.M. Warburg Pincus and Co. Mr. Mahaffy also serves on the board of directors of Flexion Therapeutics, Inc. He is also a trustee of Lewis and Clark College and Boulder Community Hospital. Mr. Mahaffy has a B.A. in international affairs from Lewis and Clark College and an M.A. in international affairs from Columbia University.

Key Attributes, Experience and Skills and the Benefit to the Board of Directors include:

Mr. Mahaffy has extensive operational, management and leadership experience in the biotechnology industry. Over the past 17 years, he co-founded, built and sold two companies, including the $2.9 billion sale of Pharmion in 2008 to Celgene Corporation. Through this past experience, Mr. Mahaffy has developed a strong background in drug development, including experience with the U.S. Food and Drug Administration’s (“FDA’s”), and the European Medicines Agency’s approval process and the post-approval commercialization process in the United States and Europe. He has recently started his third oncology focused company, Clovis Oncology.

Michael A. Narachi has served as our President and Chief Executive Officer and a member of our board of directors since March 2009. Previously, Mr. Narachi served as chairman, Chief Executive Officer and President of Ren Pharmaceuticals, Inc., a private biotechnology company, from November 2006 to March 2009. From August 2002 to January 2008, Mr. Narachi served as chairman of the board of directors of Naryx Pharma, Inc., a private pharmaceutical company. In 2004, Mr. Narachi retired as an officer and Vice President of Amgen Inc., a leading therapeutics company, where he served as General Manager of Amgen’s Anemia Business from 1999 to 2003. Mr. Narachi joined Amgen in 1984 and held various positions throughout the organization including: Product Development Team Leader for NEUPOGEN®; Director of Clinical Operations in Thousand Oaks, CA and Cambridge, UK; Vice President of Development and Representative Director for Amgen Japan; Head of Corporate Strategic Planning; Chief Operations Officer of Amgen BioPharma; and Vice President, Licensing and Business Development. He currently serves as a member of the board of directors of Ultragenyx Pharmaceutical Inc., a publicly traded biopharmaceutical company, and previously served as the chairman of the board of directors of

Celladon Corporation, a publicly traded biotechnology company, from 2013 until 2016, and as a member of the board of directors of AMAG Pharmaceuticals, Inc. from 2006 until 2014. Mr. Narachi received a B.S. in Biology and an M.A. degree in Biology and Genetics from the University of California at Davis. He received an M.B.A. from the Anderson Graduate School of Management at University of California, Los Angeles.

Key Attributes, Experience and Skills and the Benefit to the Board of Directors include:

Mr. Narachi brings to our board of directors valuable business, leadership and management experience, and knowledge of our company and the biotechnology industry. Mr. Narachi’s services as our President and Chief Executive Officer provide a critical link between management and the board of directors and ensures that the board takes into consideration management’s perspectives on the business. This critical link also helps the board to perform its oversight function.

MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE

Three-Year Term Expiring at the 2018 Annual Meeting of Stockholders

Name	Age	Present Position with Orexigen Therapeutics, Inc.

Louis C. Bock	52	Director
Peter K. Honig, M.D., M.P.H.	60	Director
Deborah A. Jorn	59	Director

Louis C. Bock has served as a member of our board of directors since April 2005. He currently serves as a Venture Partner at Sante Ventures, a position he has held since August 2014.  Through June 2014, Mr. Bock was a Partner of Scale Venture Partners, a venture capital firm, and served as a Managing Director until 2012. Mr. Bock joined Scale Venture Partners in September 1997 from Gilead Sciences, Inc., a biopharmaceutical company where he worked from September 1989 to September 1997. Prior to Gilead, he was a research associate at Genentech, Inc. from November 1987 to September 1989. He currently serves as a director of Zogenix, Inc., a publicly traded company, for which he also serves as a member of the audit and nominating and corporate governance committees and Heat Biologics, Inc., a publicly traded biopharmaceutical company. In the past five years, Mr. Bock has also served as a member of the boards of directors of diaDexus Inc. and Horizon Pharma, Inc. Mr. Bock received his B.S. in Biology from California State University, Chico and an M.B.A. from California State University, San Francisco.

Key Attributes, Experience and Skills and the Benefit to the Board of Directors include:

Mr. Bock has extensive clinical and leadership experience in the biotechnology and biopharmaceuticals industries, including experience in research, project management, business development and sales from his time at Gilead. His strong corporate governance experience stems from his membership on other companies’ boards of directors, including positions on other audit and nominating/corporate governance committees.

Peter K. Honig, M.D., M.P.H. has served as a member of our board of directors since February 2010. Dr. Honig currently serves as Senior Vice President of Worldwide Regulatory Affairs at Pfizer, Inc., a global pharmaceutical company. Prior to this position, from July 2010 to May 2014, Dr. Honig served as Head of Global Regulatory Affairs and Patent Safety at Astra Zeneca, LLP, a pharmaceutical company, and from January 2003 through December 2009, Dr. Honig served as Senior Vice President, Worldwide Regulatory Affairs and Product Safety at Merck & Co, a pharmaceutical company. From March 2002 to January 2003, Dr. Honig was Merck’s Vice President, Worldwide Product Safety and Quality Assurance. Prior to Merck, from 1993 to 2002, Dr. Honig held various positions at the FDA including Director of the Office of Drug Safety in the FDA’s Center for Drug Evaluation and Research. Dr. Honig previously served on the board of directors of Celladon Corporation from 2014 to 2016. Dr. Honig received his B.A. in History from Columbia College of Columbia University, his M.D. from Columbia College of Physicians & Surgeons and his M.P.H from Columbia University School of Public Health.

Key Attributes, Experience and Skills and the Benefit to the Board of Directors include:

Dr. Honig has over 17 years of experience in the drug industry, including nine years at the FDA, specifically in research and development, regulatory affairs and product safety. He has served in various leadership roles in the American Society of Clinical Pharmacology and Therapeutics, including President, Vice President and member of the board of directors. He is also the current PhRMA representative to the International Conference on Harmonization Steering Committee.

Deborah A. Jorn. has served as a member of our board of directors since May 2016. Additionally, Ms. Jorn has been a member of the board of directors of Viveve Medical, Inc. since May 2016. Prior to her board service, from August 2013 to March 2016, Ms. Jorn served as the Executive Vice President and Group Company Chair at Valeant Pharmaceuticals, Inc. From June 2010 to August 2013, Ms. Jorn served as the Chief Global Marketing Officer at Bausch & Lomb Pharmaceuticals. From December 2000 to June 2010, Ms. Jorn served in senior commercial leadership roles at Schering Plough, Johnson & Johnson and Pharmacia. Jorn received a MBA from the Stern Graduate School of Business Administration at New York University and a BA in Biochemistry from Rutgers University.

Key Attributes, Experience and Skills and the Benefit to the Board of Directors include:

Ms. Jorn is a senior commercial strategist with a more than 30-year history of building multi-billion dollar global pharmaceutical businesses and a proven track record of designing and implementing innovative business and marketing strategies that have consistently delivered double-digit organic growth across numerous therapeutic areas.

Three-Year Term Expiring at the 2019 Annual Meeting of Stockholders

Name	Age	Present Position with Orexigen Therapeutics, Inc.

Brian H. Dovey	75	Director
David J. Endicott	52	Director
Lota S. Zoth	57	Director

Brian H. Dovey has served as a member of our board of directors since January 2004. Mr. Dovey has been a Partner of Domain Associates, L.L.C., a private venture capital management firm focused on life sciences, since 1988. Prior to joining Domain, Mr. Dovey spent six years at Rorer Group, Inc. (now part of sanofi-aventis), including as president from 1986 to 1988. Previously, Mr. Dovey was president of Survival Technology, Inc., a start-up medical products company. He also held management positions with Howmedica, Inc., Howmet Corporation and New York Telephone Company. Mr. Dovey has served as both president and chairman of the National Venture Capital Association. He is former chair and currently serves on the Board of Trustees of the Wistar Institute, a non-profit preclinical biomedical research company. Mr. Dovey serves on the board of directors and is also Co-Dean and former chairman of the Kauffman Fellows Program at the Center for Venture Education and currently serves on the board of directors of REVA Medical, Inc., and Otonomy, Inc., both publicly traded companies. He was also a former board member of the industry associations representing the medical device industry as well as the association representing consumer pharmaceuticals. Mr. Dovey has also served as a member of the board of directors of the following publicly traded companies: Align Technology, Inc., Cardiac Science, Inc. and Neose Technologies, Inc. Mr. Dovey received his B.A. from Colgate University and an M.B.A. from the Harvard Business School.

Key Attributes, Experience and Skills and the Benefit to the Board of Directors include:

Mr. Dovey has extensive experience in the life sciences industry through Domain’s venture capital investments. Through his membership on over 35 private and public companies’ boards of directors over the years, he also has developed significant experience in corporate governance and other leadership matters. His past experience as President of Rorer Group and Survival Technology further exemplifies his operational, strategic and corporate leadership experience. His service on the compensation committees of other companies, both public and private, allows him to bring substantial relevant experience to his role as chairperson of our compensation committee.

David J. Endicott has served as a member of our board of directors since November 2012. Mr. Endicott currently serves as the Chief Operating Officer of Alcon, a Novartis company.  Prior to this role he served as President of Hospira Infusion Systems, a Pfizer company, a medical device company. Mr. Endicott has also served as Corporate Vice President and President, Allergan Medical, Asia Pacific and Latin America, a biotechnology company, from April 2011 through July 2013 and served as Corporate Vice President and President, Allergan Medical from August 2010 through April 2011. Prior to that, he served as Corporate Vice President and President, Europe, Africa and Middle East from October 2004 to August 2010 and managed the expansion of Allergan’s business internationally, including Allergan’s entry into new markets such as Russia, Turkey and Poland. Mr. Endicott served as Senior Vice President, U.S. Specialty Pharmaceuticals from January 2004 to October 2004, Vice President and General Manager of Canada from February 2000 to December 2003 and Vice President of U.S. Managed Markets since 1998. Prior to that, Mr. Endicott served various roles at Allergan since joining Allergan in 1986. Mr. Endicott is a member of the Board of Directors of AdvaMed, the leading U.S. medical device association. Mr. Endicott holds an undergraduate degree in Chemistry from Whitman College, an M.B.A. from the University of Southern California and is a graduate of the Advanced Management Program at the Harvard Business School.

Key Attributes, Experience and Skills and the Benefit to the Board of Directors include:

Mr. Endicott has broad pharmaceutical leadership, management and operational experience across multiple business and geographic regions. His strong operational and management perspective results from his various leadership positions at Allergan over the past 15 years, and his role in Allergan’s international corporate expansion and commercialization of pharmaceutical drug products, including in the United States, Asia, Latin America and Europe. We believe his global experience will provide significant value as we continue our efforts toward the global commercialization of Contrave®.

Lota S. Zoth, CPA has served as a member of our board of directors since April 2012. Additionally, Ms. Zoth is a member of the boards of directors of the following publicly traded companies: Spark Therapeutics, Inc., NewLink Genetics Corporation (both traded on NASDAQ) and Circassia Pharmaceuticals, plc (London Stock Exchange) and serves as chair of the board of directors of Aeras, a nonprofit biotech organization. She also previously served as a member of the board of directors of Hyperion Therapeutics, Inc. from 2008 to 2015. Prior to her board service, Ms. Zoth served as Chief Financial Officer of MedImmune, Inc. from April 2004 to July 2007 and also served as its Controller and Principal Accounting Officer from August 2002 through April 2004. Prior to joining MedImmune in 2002, Ms. Zoth served as Senior Vice President, Corporate Controller at PSINet Inc. and Vice President, Corporate Controller at Sodexho Marriott Services, Inc. Ms. Zoth also held senior management positions at Marriott International and PepsiCo, Inc. Ms. Zoth served as an auditor at Ernst & Young, LLP and is a Certified Public Accountant. Ms. Zoth received a B.B.A. in accounting from Texas Tech University.

Key Attributes, Experience and Skills and the Benefit to the Board of Directors include:

Ms. Zoth’s experience as Chief Financial Officer, Controller and Principal Accounting Officer, as well as an auditor at Ernst & Young LLP, provided her valuable and relevant experience as a senior financial executive at life sciences and biotechnology companies dealing with financings, mergers, acquisitions and global expansion and other strategic transactions, and provides her with the qualifications and skills to serve as chairperson of our audit committee and our audit committee financial expert.

Board Independence

Our board of directors has determined that all of our directors are independent directors within the meaning of the applicable NASDAQ Stock Market LLC (“NASDAQ”) listing standards, except for Michael A. Narachi, our president and chief executive officer.

Board Leadership Structure

Our board of directors is currently led by its chairperson, Mr. Patrick Mahaffy. Our board of directors recognizes that it is important to determine an optimal board leadership structure to ensure the independent oversight of management as the Company continues to grow. We separate the roles of chief executive officer and chairperson of the board in recognition of the differences between the two roles. The chief executive officer is responsible for setting the strategic direction for the Company and the day-to-day leadership and performance of the Company, while the chairperson of the board of directors provides guidance to the chief executive officer and presides over meetings of the full board of directors. We believe that this separation of responsibilities provides a balanced approach to managing the board of directors and overseeing the Company.

The Board’s Role in Risk Oversight

The responsibility for day-to-day risk management lies with our management; however, our board of directors is responsible for risk oversight as part of its fiduciary duty of care to effectively monitor our business operations. Our board of directors works closely with management both formally during meetings of our board of directors and informally through one-on-one communications with our chief executive officer and other members of management to identify and understand the risks facing our Company, including those risks associated with our strategic plans, our capital structure, and our development activities, and the steps management is taking to manage these risks, including our compliance program. The audit committee, pursuant to its charter, is specifically responsible for discussing with management our policies with respect to risk assessment and risk management, and our significant risk exposures and the actions management has taken or will take to limit, monitor or control such exposures.

Board of Directors Meetings

During the fiscal year 2016, our board of directors met 15 times, including telephonic meetings, and acted by unanimous written consent three times. In that year, with the exception of Peter Honig, all incumbent directors attended at least 75% of the aggregate number of meetings of the board and the committees on which they served during the periods in which they served.

Committees of the Board of Directors

We have three standing committees: the audit committee, the compensation committee and the nominating/corporate governance committee. Each of these committees has a written charter approved by our board of directors. A copy of each charter can be found under the Investors-Corporate Governance section of our website at www.orexigen.com. The current members of the committees are identified in the following table.

Director	Audit Committee	Compensation Committee	Nominating/ Corporate Governance Committee

Louis C. Bock	X	—	X

Brian H. Dovey	—	X (chairperson)	—

David J. Endicott	X	—	X

Peter K. Honig, M.D., M.P.H.	—	—	—

Deborah A. Jorn	—	—	—

Patrick J. Mahaffy	—	X	X (chairperson)

Michael A. Narachi	—	—	—

Lota S. Zoth	X (chairperson)	X	—

Audit Committee

The audit committee of our board of directors currently consists of Ms. Zoth (chairperson) and Messrs. Bock and Endicott and these directors comprised the audit committee in 2016 as well. The audit committee met seven times (including telephonic meetings) during fiscal year 2016. Our board of directors has determined that all members of the audit committee are independent directors, as defined in the NASDAQ qualification standards and by Section 10A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, our board of directors has determined that Ms. Zoth qualifies as an “audit committee financial expert” as that phrase is defined under the regulations promulgated by the SEC. The audit committee is governed by a written charter adopted by our board of directors. The audit committee’s main function is to oversee our accounting and financial reporting processes, internal systems of control, independent registered public accounting firm relationships and the audits of our financial statements. The audit committee’s responsibilities include, among other things:

•	selecting and hiring our independent registered public accounting firm;
•	evaluating the qualifications, independence and performance of our independent registered public accounting firm;
•	approving the audit and non-audit services to be performed by our independent registered public accounting firm;
•	reviewing the design, implementation, adequacy and effectiveness of our internal controls and our critical accounting policies;
•	reviewing, overseeing and monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;
•	reviewing with management and our auditors any earnings announcements and other public announcements regarding our results of operations;
•	reviewing and approving the report that the SEC requires in our annual proxy statement;
•	reviewing and approving any related party transactions and reviewing and monitoring compliance with our code of conduct and ethics;
•	discussing with management our policies with respect to risk assessment and risk management; and
•	discussing with management our significant risk exposure and the actions management has taken to limit, monitor or control such exposures.

Both our external auditor and internal financial personnel meet privately with the audit committee and have unrestricted access to this committee.

Report of the Audit Committee of the Board of Directors

The audit committee oversees the Company’s financial reporting process on behalf of our board of directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the audit committee reviewed the audited financial statements in the Company’s annual report with management, including a discussion of any significant changes in the selection or application of accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements and the effect of any new accounting initiatives.

The audit committee reviewed with Ernst & Young LLP, which is responsible for expressing an opinion on the conformity of the company’s audited financial statements with U.S. generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the audit committee under generally accepted auditing standards, including the Statement on Auditing Standard No. 16 (Communications with Audit Committees), as amended, as adopted by the Public Company Accounting Oversight Board (United States) in Rule 3200T. Ernst & Young LLP is also responsible for expressing an opinion on the effectiveness of internal control over financial reporting. In addition, the audit committee has discussed with Ernst & Young LLP, its independence from management and the Company, has received from Ernst & Young LLP the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP’s communications with the audit committee concerning independence, and has considered the compatibility of non-audit services with the auditors’ independence.

The audit committee met with Ernst & Young LLP to discuss the overall scope of its services, the results of its audit and reviews, its evaluation of the company’s internal controls and the overall quality of the Company’s financial reporting. Ernst & Young LLP, as the Company’s independent registered public accounting firm, also periodically updates the audit committee about new accounting developments and their potential impact on the Company’s reporting. The audit committee’s meetings with Ernst & Young LLP were held with and without management present. The audit committee is not employed by the company, nor does it provide any expert assurance or professional certification regarding the Company’s financial statements. The audit committee relies, without independent verification, on the accuracy and integrity of the information provided, and representations made, by management and the Company’s independent registered public accounting firm.

In reliance on the reviews and discussions referred to above, the audit committee has recommended to the Company’s board of directors that the audited financial statements be included in our annual report for the year ended December 31, 2016. The audit committee and the Company’s board of directors also have recommended, subject to stockholder approval, the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017.

This report of the audit committee is not “soliciting material,” shall not be deemed “filed” with the SEC and shall not be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

The foregoing report has been furnished by the audit committee.

Respectfully submitted,

The Audit Committee of the Board of Directors
Lota S. Zoth (chairperson)
Louis C. Bock
David J. Endicott

Compensation Committee

The compensation committee of our board of directors currently consists of Messrs. Dovey (chairperson) and Mahaffy and Ms. Zoth and these directors comprised the compensation committee in 2016 as well. The compensation committee met 10 times (including telephonic meetings) during fiscal year 2016. Our board of directors has determined that all members of the compensation committee are independent directors, as defined in the NASDAQ qualification standards. The compensation committee is governed by a written charter approved by our board of directors. The compensation committee’s purpose is to assist our board of directors in determining the compensation and benefit plans for our senior management and directors and recommend these plans to our board of directors. The compensation committee’s responsibilities include, among other things:

•	reviewing and approving compensation and benefit plans for our executive officers and recommending compensation policies for members of our board of directors and board committees;

•	providing guidance to our board of directors regarding setting performance goals for our officers and reviewing their performance against these goals;
•	administering our benefit plans, including our employee stock purchase plan, and the issuance of stock options and other awards under our equity incentive plans; and
•	reviewing and approving the report that the SEC requires in our annual proxy statement, as applicable.

In 2009, the compensation committee created the stock award committee and delegated to its members its authority to grant stock option awards under our equity incentive plans to non-executive employees. The current members of the stock award committee are Michael Narachi, our President and Chief Executive Officer, Thomas Lynch, our EVP, General Counsel and Secretary and Jason Keyes, our SVP, Chief Financial Officer.  The stock award committee met two times during fiscal year 2016.

Each year, the compensation committee also reviews with management the Company’s compensation disclosure to be included in the Company’s annual proxy statement and other public filings.

Compensation Committee Processes and Procedures

The compensation committee meets at least two times per year, and more frequently as the committee deems necessary or desirable. The agenda for each meeting is usually developed by our senior management, including our chief executive officer and our general counsel, in consultation with the chairperson of the compensation committee. The compensation committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the compensation committee to make presentations, to provide financial, legal or other background information or advice or to otherwise participate in compensation committee meetings. The chief executive officer may not participate in, or be present during, any deliberations or determinations of the compensation committee regarding his compensation or individual performance objectives. The charter of the compensation committee grants the compensation committee authority to retain and/or replace, at the expense of the Company, any independent counsel, compensation and benefits consultants and other outside experts or advisors as the committee believes to be necessary or appropriate. The committee may also utilize the services of our regular legal counsel or other advisors. In particular, the compensation committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation.  In October 2015, the compensation committee engaged Frederick W. Cook & Co., Inc. (“FW Cook”) as compensation consultant to undertake a market comparison analysis to assist with evaluating salary, bonus and equity compensation decisions for our executives during fiscal year 2016.

Certain determinations of the compensation committee with respect to executive compensation for fiscal year 2016 are described in greater detail in the Executive Compensation section of this proxy statement.

Nominating/Corporate Governance Committee

The nominating/corporate governance committee of our board of directors currently consists of Messrs. Mahaffy (chairperson), Bock and Endicott and these directors comprised the nominating/corporate governance committee in 2016 as well. The nominating/corporate governance committee met six times (including telephonic meetings) during fiscal year 2016. Our board of directors has determined that all members of the nominating/corporate governance committee are independent directors, as defined in the NASDAQ qualification standards. The nominating/corporate governance committee is governed by a written charter approved by our board of directors. The nominating/corporate governance committee’s purpose is to assist our board by identifying individuals qualified to become members of our board of directors, consistent with criteria set by our board, and to develop our corporate governance principles. The nominating/corporate governance committee’s responsibilities include, among other things:

•	evaluating the composition, size and governance of our board of directors and its committees and making recommendations regarding future planning and the appointment of directors to our committees;
•	developing a policy for considering stockholder nominees for election to our board of directors;
•	evaluating and recommending candidates for election to our board of directors;
•	overseeing our board of directors’ performance and self-evaluation process; and
•	reviewing our corporate governance principles and providing recommendations to the board regarding possible changes.

Other Committees

In addition to the audit, compensation and nominating/corporate governance committees described above, we have also established other committees from time to time. For example, in March 2010, we established a research and development strategy committee whose purpose is to monitor, assist and otherwise provide input to our management with respect to our strategy involving research and development matters. The research and development strategy committee currently consists of Dr. Honig as the sole member.

Director Nomination Process

Director Qualifications

In evaluating director nominees, the nominating/corporate governance committee will consider, among other things, the following factors:

•	personal and professional integrity, ethics and values;
•	experience in corporate management, such as serving as an executive officer or former executive officer of a publicly held Company;
•	commercialization experience in large pharmaceutical companies;
•	strong finance experience;
•	experience as a board member of another publicly held company;
•	experience relevant to our industry;
•	diversity of expertise and experience in substantive matters pertaining to our business relative to other board members;
•	diversity of background and perspective, including with respect to age, gender, race, place of residence and specialized experience; and
•	practical and mature business judgment.

The nominating/corporate governance committee’s goal is to assemble a board of directors that brings to the Company a variety of perspectives and skills derived from high quality business and professional experience. Moreover, the nominating/corporate governance committee believes that the background and qualifications of the board of directors, considered as a group, should provide a significant mix of experience, knowledge and abilities that will allow the board of directors to fulfill its responsibilities. Nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability or any other basis prohibited by law.

Other than the foregoing criteria for director nominees, the nominating/corporate governance committee has not adopted a formal policy with respect to a fixed set of specific minimum qualifications for its candidates for membership on the board of directors. The nominating/corporate governance committee may consider such other facts, including, without limitation, diversity, as it may deem are in the best interests of the Company and its stockholders. The nominating/corporate governance committee does, however, believe it is appropriate for at least one, and, preferably, several, members of our board of directors to meet the criteria for an “audit committee financial expert” as defined by SEC rules, and that a majority of the members of our board of directors be independent as required under the Nasdaq qualification standards. The nominating/corporate governance committee also believes it is appropriate for our president and chief executive officer to serve as a member of our board of directors. Our directors’ performance and qualification criteria are reviewed annually by the nominating/corporate governance committee.

Identification and Evaluation of Nominees for Directors

The nominating/corporate governance committee identifies nominees for director by first evaluating the current members of our board of directors willing to continue in service. Current members with qualifications and skills that are consistent with the nominating/corporate governance committee’s criteria for board of director service and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of our board of directors with that of obtaining a new perspective or expertise.

If any member of our board of directors does not wish to continue in service or if our board of directors decides not to re-nominate a member for re-election, the nominating/corporate governance committee identifies the desired skills and experience of a new nominee in light of the criteria above. The nominating/corporate governance committee generally polls our board of directors and members of management for their recommendations. The nominating/corporate governance committee may also review the composition and qualification of the boards of directors of our competitors, and may seek input from industry experts or analysts. The nominating/corporate governance committee reviews the qualifications, experience and background of the candidates. Final candidates are interviewed by the members of the nominating/corporate governance committee and by certain of our other independent directors and executive management. In making its determinations, the nominating/corporate governance committee evaluates each individual in the context of our board of directors as a whole, with the objective of assembling a group that can best contribute to the success of our company and represent stockholder interests through the exercise of sound judgment. After review and deliberation of all feedback and data, the nominating/corporate governance committee makes its recommendation to our board of directors. The nominating/corporate governance committee has utilized third-party search firms to identify board of director candidates in situations where particular qualifications are required or where existing contacts are not sufficient to identify an appropriate candidate.

The nominating/corporate governance committee evaluates nominees recommended by stockholders in the same manner as it evaluates other nominees. We have not received director candidate recommendations from our stockholders and do not have a formal policy regarding consideration of such recommendations. However, any recommendations received from stockholders will be evaluated in the same manner that potential nominees suggested by board members, management or other parties are evaluated. We do not intend to treat stockholder recommendations in any manner different from other recommendations.

There have been no material changes to the procedures by which stockholders may recommend nominees to our nominating/corporate governance committee.

Director Attendance at Annual Meetings

Although our company does not have a formal policy regarding attendance by members of our board of directors at our 2017 Annual Meeting, we encourage all of our directors to attend. All of the members of our board of directors attended (in person or telephonically) our annual meeting of stockholders in 2016.

Communications with our Board of Directors

Stockholders seeking to communicate with our board of directors should submit their written comments to our corporate secretary, Orexigen Therapeutics, Inc., 3344 N. Torrey Pines Court, Suite 200, La Jolla, California 92037.  The corporate secretary will forward such communications to each member of our board of directors; provided that, if in the opinion of our corporate secretary it would be inappropriate to send a particular stockholder communication to a specific director, such communication will only be sent to the remaining directors (subject to the remaining directors concurring with such opinion).

Corporate Governance

Our company’s Code of Business Conduct and Ethics, as amended, Corporate Governance Guidelines, Audit Committee Charter, Compensation Committee Charter and Nominating/Corporate Governance Committee Charter are available, free of charge, on our website at www.orexigen.com. Please note, however, that the information contained on the website is not incorporated by reference in, or considered part of, this proxy statement. We will also provide copies of these documents as well as our company’s other corporate governance documents, free of charge, to any stockholder upon written request to Orexigen Therapeutics, Inc., 3344 N. Torrey Pines Court, Suite 200, La Jolla, California 92037.

Vote Required; Recommendation of the Board of Directors

Nominees to the Board of Directors will be elected by a majority of the votes cast with respect to such person’s election, which means you may either vote “For” or “Withhold” the election of each nominee. To be elected to the Board of Directors a nominee must receive “For” votes from the holders of a majority of the votes cast in person or by proxy with respect to a nominee’s election. With respect to determining whether each nominee is elected, abstentions and broker non-votes will have no effect on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” EACH OF THE NOMINEES

PROPOSAL 2:

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The audit committee has selected Ernst & Young LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2017 and has further directed that management submit the selection of independent registered public accountants for ratification by the stockholders at the 2017 Annual Meeting. Ernst & Young LLP has audited the Company’s financial statements since its inception in 2002. Representatives of Ernst & Young LLP are expected to be present at the 2017 Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Stockholder ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accountants is not required by Delaware law, the company’s amended and restated certificate of incorporation, or the Company’s amended and restated bylaws. However, the audit committee is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee will reconsider whether to retain that firm. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of different independent registered public accountants at any time during the year if the audit committee determines that such a change would be in the best interests of the Company and its stockholders.

Independent Registered Public Accountants’ Fees

The following table represents aggregate fees billed to us for services related to the fiscal years ended December 31, 2016 and 2015, by Ernst & Young LLP, our independent registered public accounting firm.

	Year Ended December 31,
	2016	2015
Audit Fees (1)	$868,935	$533,712
Audit Related Fees (2)	91,000	—
Tax Fees (3)	65,250	105,000
All Other Fees (4)	1,995	1,895
	$1,027,180	$640,607

(1)

Audit Fees consist of fees billed for professional services performed by Ernst & Young LLP for the audit of our annual financial statements, preparation of comfort letters associated with our follow-on public offerings and related services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)

Audit Related Fees consist of fees billed by Ernst & Young LLP for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. There were no such fees incurred during fiscal year 2015.

(3)

Tax Fees consist of fees for professional services performed by Ernst & Young LLP with respect to an Internal Revenue Code (the “Code”) Section 382 study, review of intellectual property transfer to Ireland subsidiary and general tax advice and planning.

(4)	All Other Fees consist of fees billed in the indicated year for subscription to Ernst & Young LLP’s online resource library.

The audit committee has considered whether the provision of non-audit services is compatible with maintaining the independence of Ernst & Young LLP, and has concluded that the provision of such services is compatible with maintaining the independence of our auditors.

Pre-Approval Policies and Procedures

Our audit committee has established a policy that all audit and permissible non-audit services provided by our independent registered public accounting firm will be pre-approved by the audit committee, and all such services were pre-approved in accordance with this policy during the fiscal years ended December 31, 2016 and 2015. These services may include audit services, audit-related services, tax services and other services. The audit committee considers whether the provision of each non-audit service is compatible with maintaining the independence of our auditors. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Our independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.

Vote Required; Recommendation of the Board of Directors

Ratification of this proposal requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the matter at the 2017 Annual Meeting.  In determining whether this proposal is approved, abstentions will have the same effect as negative votes. Because this is a “routine” matter, there will be no broker non-votes on this matter.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” PROPOSAL 2

PROPOSAL 3:

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”) and Section 14A of the Exchange Act, our stockholders are entitled to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.

The compensation of our named executive officers is disclosed in the section below entitled “Executive Compensation”, the compensation tables, and the related narrative disclosure contained in this proxy statement. As discussed in those disclosures, our management and board of directors believes that our compensation policies and decisions are focused on pay-for-performance principles and strongly aligned with our stockholders’ interests; consistent with current market practices. Compensation of the Company’s named executive officers is designed to:

•	provide competitive total compensation opportunities that help attract, retain, motivate and reward our executives;
•	establish a direct and meaningful link between our business and financial results, individual and team performance and compensation; and
•

enhance the executives’ incentive to increase our stock price and maximize stockholder value, as well as reward superior performance, by providing a portion of total compensation opportunities for senior management in the form of direct ownership in our company through stock options.

Accordingly, the board of directors is asking the stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including compensation tables and related narrative discussion is hereby APPROVED.”

Vote Required; Recommendation of the Board of Directors

Because the vote is advisory, it will not be binding on our board of directors. Nevertheless, the views expressed by our stockholders, whether through this vote or otherwise, are important to management and our board of directors and, accordingly, the board of directors and the compensation committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

Advisory approval of this proposal requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the 2017 Annual Meeting and entitled to vote on this proposal. In determining whether this proposal is approved, abstentions will have the same effect as negative votes and broker non-votes will have no effect.

THE BOARD OF DIRECTORS RECOMMENDS A
VOTE “FOR” PROPOSAL 3.

PROPOSAL 4:

ADVISORY VOTE ON THE FREQUENCY OF SOLICITATION OF

ADVISORY STOCKHOLDER APPROVAL OF EXECUTIVE COMPENSATION

The Dodd-Frank Act and Section 14A of the Exchange Act also enable our stockholders to indicate their preference regarding how frequently we should solicit a non-binding advisory vote on the compensation of our named executive officers as disclosed in our proxy statements. Accordingly, we are asking stockholders to indicate whether they would prefer an advisory vote once every one, two or three years. Alternatively, stockholders may abstain from casting a vote. For the reasons described below, and after considering the benefits and consequences of each option for the frequency of submitting the advisory vote on the compensation of our named executive officers to stockholders, the board of directors recommends that the advisory vote on the compensation of our named executive officers be submitted to the stockholders triennially.

The board of directors believes that a triennial advisory vote on the compensation of our named executive officers will allow more time for a thoughtful analysis of the compensation practices for our named executive officers and will foster a more long-term approach to analyzing these practices. At the same time, the board of directors believes that a triennial vote is frequent enough such that it will still maintain accountability for executive compensation decisions and practices. The board intends that our compensation program be responsive to stockholder concerns, but is concerned that annual or biennial votes on the program could foster a short-term focus and undermine some of its most thoughtful features. The board is also concerned that annual advisory votes on executive compensation for all public companies will overburden investors and require them to evaluate too many executive compensation programs annually, hindering careful evaluation of the programs. Because of this, annual and biennial votes may lead to “one size fits all” formulas for evaluating compensation that will impair our ability to design a compensation program to align with our business model and performance drivers. Finally, the board believes that we will be better served by periodic votes on compensation that afford the compensation committee as well as the board of directors as a whole time to understand concerns and deliberate appropriate responses, and allow stockholders time to see responsive changes. In the event an advisory vote indicates stockholder concern, the board believes stockholders will be best served if the board takes the time to understand the issues and thoughtfully develop responsive alternatives.

Accordingly, the board of directors is recommending that stockholders indicate three years when voting on the proposal.

Vote Required; Recommendation of the Board of Directors

While the board of directors believes that its recommendation is appropriate at this time, the stockholders are not voting to approve or disapprove that recommendation, but are instead asked to indicate their preferences, on an advisory basis, as to whether the non-binding advisory vote on the approval of our executive compensation practices should be held every one, two or three years. The option among those choices that obtains the greatest number of votes cast by the holders of shares present in person or represented by proxy and entitled to vote at the 2017 Annual Meeting will be deemed to be the frequency preferred by our stockholders. With respect to determining whether this proposal is approved, abstentions and broker non-votes will have no effect on this proposal.

Our board of directors and compensation committee value the opinions of the stockholders in this matter and, to the extent there is any significant vote in favor of one frequency over the other options, the board will consider the stockholders’ concerns and evaluate any appropriate next steps. However, because this vote is advisory and therefore not binding on us or the board of directors, the board may decide that it is in the best interests of the stockholders that the Company hold an advisory vote on executive compensation more or less frequently than the option preferred by the stockholders. The vote will not be construed to create or imply any change or addition to the fiduciary duties of the Company or the board of directors.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF “THREE YEARS” ON PROPOSAL 4.

PROPOSAL 5:

RATIFICATION OF THE FILING AND EFFECTIVENESS OF THE CERTIFICATE OF
AMENDMENT TO OUR CERTIFICATE OF INCORPORATION FILED WITH THE
SECRETARY OF STATE OF THE STATE OF DELAWARE ON JULY 8, 2016 AND THE
REVERSE STOCK SPLIT EFFECTED THEREBY

Our Board of Directors has determined that it is in the best interests of the Company and our stockholders to ratify, pursuant to Section 204 of the DGCL and common law, the filing and effectiveness of the Certificate of Amendment to our Certificate of Incorporation filed with the Secretary of State of the State of Delaware on July 8, 2016 (the “July 2016 Certificate of Amendment”) and the 1 for 10 reverse stock split that was effected thereby and that became effective on July 11, 2016 (the “2016 Reverse Stock Split”).  This ratification shall be retroactive to the effectiveness of the filing of the July 2016 Certificate of Amendment and of the 2016 Reverse Stock Split, as applicable.

Background

On March 21, 2016, we issued $165.0 million in aggregate principal amount of our 0% Convertible Senior Secured Notes (the “Notes”) pursuant to an Indenture, dated as of March 21, 2016, between us and U.S. Bank National Association, as trustee and collateral agent, and warrants to purchase an aggregate of up to 219,999,994 shares of our common stock (the “Warrants”). The documents underlying the Notes and Warrants (the “Transaction Documents”) provided that those instruments could not be converted into, or exercised for, shares of our common stock until we obtained the requisite approval from our stockholders to, among other things, amend our Amended and Restated Certificate of Incorporation as amended, to increase the total number of authorized but unissued shares of common stock to an amount sufficient to permit the conversion of all outstanding Notes into, and exercise of all outstanding Warrants for, shares of common stock at the then applicable conversion rate or exercise price. The Transaction Documents set out certain consequences for not obtaining such approval, including, among other things, that we would be required, at each holder’s option, to satisfy our conversion obligations for the Notes through payment and delivery of cash in an amount representing a premium over the principal amount of the Notes; that the Notes would begin to bear interest at a rate of 8.0% per annum; that we would be required at each holder’s option to satisfy our obligations under the Warrants through payment and delivery of cash; and that we would be required to repurchase the Notes at 100% of the principal amount, plus accrued and unpaid interest, if any.

On April 11, 2016, we received a letter from the Listing Qualifications Department of NASDAQ notifying the Company that the consolidated closing bid price of our common stock had been below $1.00 per share for 30 consecutive trading days and that we were therefore not in compliance with the minimum bid price requirement for continued listing on The NASDAQ Global Market, as set forth in Marketplace Rule 5450(a)(1). The notification from NASDAQ did not have an immediate effect on the listing of our common stock. NASDAQ stated in its April 11 letter that, in accordance with Marketplace Rule 5810(c)(3)(A), we had been provided a grace period of 180 calendar days, or until October 10, 2016, to regain compliance with the minimum consolidated closing bid price requirement for continued listing and that compliance would be regained if our consolidated closing bid price was at or above $1.00 for at least 10 consecutive trading days anytime during the 180-day grace period.

At our 2016 Annual Meeting of Stockholders held on July 8, 2016, we sought stockholder approval of an amendment to our Certificate of Incorporation to effect the 2016 Reverse Stock Split. The reasons that we sought approval of the 2016 Reverse Stock Split included a determination by our Board of Directors that it was in the Company’s best interest and in the best interests of our stockholders to increase the per share price of our stock to satisfy the per share minimum bid price requirement for continued listing on The NASDAQ Global Market.  In addition, the 2016 Reverse Stock Split would result in an increase to the total number of authorized but unissued shares of common stock to an amount sufficient to permit the conversion of all outstanding Notes into, and exercise of all outstanding Warrants for, shares of common stock at the then applicable conversion rate or exercise price, as contemplated by the Transaction Documents.

At our 2016 Annual Meeting of Stockholders, our inspector of elections determined that the proposal to approve an amendment to our Certificate of Incorporation to affect the 2016 Reverse Stock Split received the requisite stockholder approval and certified that the proposal passed.  As part of this determination, votes cast by nominees/brokers without instruction from the beneficial owners of certain of our outstanding shares were counted in favor of the proposal in accordance with the rules of the New York Stock Exchange that govern how brokers may cast such votes.  Certain statements made in the definitive proxy statement for the 2016 Annual Meeting of Stockholders, which was filed on Schedule 14A with the SEC on May 27, 2016 (the “2016 Proxy Statement”), are inconsistent with this approach.  The 2016 Proxy Statement stated that nominees/brokers would not have discretion to vote for the proposal to approve the amendment to our Certificate of Incorporation to effect the 2016 Reverse Stock Split without instruction, and that broker non-votes would be counted “against” the proposal.

Our independent inspector of elections for the 2016 Annual Meeting of Stockholders certified that the proposal passed.  We subsequently filed the July 2016 Certificate of Amendment with the Secretary of State of the State of Delaware on July 8, 2016.  A

question has been raised regarding the validity of the vote due to, among other things, the disclosures in the 2016 Proxy Statement regarding the authority of brokers/nominees to vote on the proposal without instruction.

The Board of Directors, in consultation with counsel, has determined that the description of the authority of brokers/nominees to vote on proposals without instruction in the 2016 Proxy Statement may create some uncertainty as to the effect of the vote obtained at the 2016 Annual Meeting of Stockholders.  As a result, as for the other reasons set forth in the Notice, the Board of Directors has determined that it is in the best interests of the Company and our stockholders to ratify the filing and effectiveness of the July 2016 Certificate of Amendment and the 2016 Reverse Stock Split pursuant to Section 204 of the DGCL and common law in order to eliminate any uncertainty related to the effectiveness of these corporate acts. If the ratification of the July 2016 Certificate of Amendment and the 2016 Reverse Stock Split (the “Amendment Ratification”) is approved by the stockholders and becomes effective, the ratification will be retroactive to (i) in the case of the filing of the July 2016 Certificate of Amendment, July 8, 2016, which was the date of the filing of the July 2016 Certificate of Amendment with the Secretary of State of State of Delaware, and (ii) in the case of the 2016 Reverse Stock Split, July 11, 2016, which was the date on which the 2016 Reverse Stock Split became effective.  Among other consequences, the Amendment Ratification will confirm that, at all times since the effectiveness of the 2016 Reverse Stock Split, the Company has had sufficient authorized and unissued shares of common stock to permit the conversion of all outstanding Notes into, and exercise of all outstanding Warrants for, shares of common stock at the then applicable conversion rate or exercise price.

The Board Approved the Ratification of the July 2016 Certificate of Amendment and the Reverse Stock Split

Section 204 of the DGCL allows a Delaware corporation, by following specified procedures, to ratify a corporate act retroactive to the date the corporate act was originally taken.  The Company does not believe that it is clear that the filing and effectiveness of the July 2016 Certificate of Amendment and 2016 Reverse Stock Split are invalid and ineffective.  However, on May ___, 2017, our Board of Directors determined that it would be advisable and in the best interests of the Company and its stockholders to ratify the filing and effectiveness of the July 2016 Certificate of Amendment and the 2016 Reverse Stock Split pursuant to Section 204 of the DGCL and Delaware common law in order to eliminate any uncertainty related to their validity or effectiveness and unanimously adopted the resolutions attached hereto as Appendix A (such resolutions are incorporated herein by reference) approving the Amendment Ratification. Our Board of Directors also recommended that our stockholders approve the Amendment Ratification for purposes of Section 204 and at common law, and directed that the Amendment Ratification be submitted to our stockholders for approval.

The text of sections 204 and 205 of the DGCL are attached hereto as Appendix B.

Filing of a Certificate of Validation

Upon the receipt of the required vote of the stockholders to approve the Amendment Ratification, we may file a certificate of validation with respect to the July 2016 Certificate of Amendment and the 2016 Reverse Stock Split with the Secretary of State of the State of Delaware (the “Certificate of Validation”). The time that the filing of the Certificate of Validation with the Secretary of State of the State of Delaware becomes effective in accordance with the DGCL will be the validation effective time of the Amendment Ratification within the meaning of Section 204 of the DGCL.

Retroactive Ratification of the July 2016 Certificate of Amendment and the Reverse Stock Split

When the Certificate of Validation becomes effective in accordance with the DGCL, it should eliminate any possible uncertainty as to whether the July 2016 Certificate of Amendment and the 2016 Reverse Stock Split are void or voidable as a result of the potential failure of authorization described above, and the effect of the ratification will be retroactive to (i) in the case of the filing of the July 2016 Certificate of Amendment, July 8, 2016, which was the date of the original filing of the July 2016 Certificate of Amendment with the Secretary of State of the State of Delaware, and (ii) in the case of the 2016 Reverse Stock Split, July 11, 2016, which is the date on which the 2016 Reverse Stock Split became effective.

Time Limitations on Legal Challenges to the Ratification of the July 2016 Certificate of Amendment and the Reverse Stock Split

If the Amendment Ratification becomes effective, under the DGCL, any claim that (i) the July 2016 Certificate of Amendment or the 2016 Reverse Stock Split ratified pursuant to the Amendment Ratification is void or voidable due to a failure of authorization, or  (ii) the Delaware Court of Chancery should declare in its discretion that the Amendment Ratification not be effective or be effective only on certain conditions, must be brought within 120 days from the time that the filing of the Certificate of Validation with the Secretary of State of the State of Delaware becomes effective in accordance with the DGCL.

The Consequences if the Amendment Ratification is Not Approved by the Stockholders

If the Amendment Ratification is not approved by the requisite vote of stockholders, we will not be able to file the Certificate of Validation with the Secretary of State of the State of Delaware and the Amendment Ratification will not become effective, in accordance with Section 204 of the DGCL. The failure to approve the Amendment Ratification may leave us exposed to potential claims that (i) the vote on the July 2016 Certificate of Amendment did not receive requisite stockholder approval, (ii) the July 2016 Certificate of Amendment therefore was not validly adopted, and the 2016 Reverse Stock Split was not validly effected, and (iii) as a result, the Company does not have sufficient authorized but unissued shares of common stock to permit the issuance of all shares of common stock issuable upon conversion or exercise of the Notes and Warrants.

Vote Required; Recommendation of the Board of Directors

Approval of the Amendment Ratification requires “For” votes from the holders of a majority of shares of our common stock outstanding as of the record date for the 2017 Annual Meeting.  The NYSE has informed us that a vote on this proposal to be a “routine” matter. Therefore, there will be no broker non-votes on this matter.  Abstentions will have the same effect as a vote against this proposal.

In addition, with respect to the approval of the Amendment Ratification, we are requiring “For” votes from the holders of a majority of shares of our common stock outstanding as of the record date for the 2017 Annual Meeting that were issued and outstanding immediately prior to the effectiveness of the 2016 Reverse Stock Split.  Because we cannot specifically separate shares that were issued and outstanding immediately prior to the effectiveness of the 2016 Reverse Stock Split from shares that were not, we are requiring ___________ “For” votes on this proposal, which represents the sum of (i) one share more than fifty percent of the shares of our common stock outstanding as of the record date for the 2017 Annual Meeting plus (ii) the number of shares of our common stock that have been issued since the effectiveness of the 2016 Reverse Stock Split.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” PROPOSAL 5.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information about the beneficial ownership of our common stock at March 31, 2017 for:

•	each named executive officer;
•	each of our directors;
•	each person known to us to be the beneficial owner of more than 5% of our common stock; and
•	all of our executive officers and directors as a group.

Unless otherwise noted below, the address of each beneficial owner listed on the table is c/o Orexigen Therapeutics, Inc., 3344 N. Torrey Pines Court, Suite 200, La Jolla, California 92037.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us by the stockholders, that the persons and entities named in the tables below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws. We have based our calculation of the percentage of beneficial ownership on 15,227,802 shares of common stock outstanding on March 31, 2017.

The SEC has defined “beneficial ownership” of a security to mean the possession, directly or indirectly, of voting power and/or investment power over such security. A stockholder is also deemed to be, as of any date, the beneficial owner of all securities that such stockholder has the right to acquire within 60 days after that date through (a) the exercise of any option, warrant or right, (b) the conversion of a security, (c) the power to revoke a trust, discretionary account or similar arrangement, or (d) the automatic termination of a trust, discretionary account or similar arrangement. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or other rights (as set forth above) held by that person that are exercisable as of March 31, 2017 or will become exercisable within 60 days thereafter, are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person. Beneficial ownership representing less than 1% is denoted with an asterisk (*).

	Beneficial Ownership
Beneficial Owner	Number of Shares (#)	Percent of Total (%)
Greater than 5% stockholders
The Baupost Group, L.L.C. and its affiliates(1)	5,710,425	37.5%
10 St. James Avenue, Suite 1700
Boston, Massachusetts, 02116
BVF Partners L.P. and its affiliates(2)	1,521,257	9.9%
1 Sansome Street, 30th Floor
San Francisco, CA 94104
Domain Associates, LLC and its affiliates(3)	1,133,837	7.4%
One Palmer Square, Suite 515
Princeton, NJ 05842
James Tananbaum and his affiliates(4)	971,385	7.7%
c/o Foresite Capital Management
101 California Street, Suite 4100
San Francisco, California 94111
Non-Employee Directors
Louis C. Bock(5)	40,087	*
Brian H. Dovey(6)	1,173,099	7.8%
David J. Endicott(7)	27,813	*
Peter K. Honig, M.D.(8)	36,000	*
Patrick J. Mahaffy(9)	37,250	*
Deborah A. Jorn(10)	16,084	*
Lota S. Zoth(11)	33,000	*
Named Executive Officers
Michael A. Narachi(12)	648,665	4.1%
Thomas R. Cannell, D.V.M.(13)	50,471	*
Thomas P. Lynch(14)	20,551	*

All executive officers and directors as a group (12 persons)(15)	2,131,322	13.3%

(1)

Based upon a Schedule 13D/A filed with the SEC on July 12, 2016 jointly by The Baupost Group, L.L.C. (“Baupost”), SAK Corporation (“SAK”) and Seth A. Klarman (“Mr. Klarman”). Certain private investment limited partnerships advised by Baupost hold (i) warrants to purchase shares of common stock and (ii) $75,000,000 in aggregate principal amount of 0% senior secured convertible notes due 2020 convertible into shares of common stock.  Baupost is subject to a beneficial ownership cap that restricts exercise of the warrants and conversion of the notes if, after such exercise or conversion, they would beneficially own more than 37.5% of the number of shares of common stock then issued and outstanding. SAK is the Manager of Baupost. Mr. Klarman is the sole shareholder of SAK and a controlling person of Baupost. SAK and Mr. Klarman may be deemed to have beneficial ownership of the securities beneficially owned by Baupost.

(2)

Based solely upon a Schedule 13G filed with the SEC on July 19, 2016 jointly by BVF Partners L.P. (“Partners”), BVF Inc., Mark N. Lampert, Biotechnology Value Fund, L.P.  (“BVF”), Biotechnology Value Fund II, L.P. (“BVF2”), Biotechnology Value Trading Fund OS LP (“Trading Fund OS”), BVF Partners OS Ltd. (“Partners OS” and together with Partners, BVF, BVF2 and Trading Fund OS, the “BVF Entities”).

The BVF Entities hold (i) warrants to purchase shares of common stock, (ii) $30,000,000 in aggregate principal amount of 0% senior secured convertible notes due 2020 convertible into shares of common stock, and (iii) $10,000,000 in aggregate principal amount of 2.75% convertible senior notes due 2020 convertible into shares of common stock. The BVF Entities are subject to a beneficial ownership cap that restricts exercise of the warrants or conversion of the notes if, after such exercise or conversion, they would beneficially own more than 9.99% of the number of shares of common stock then issued and outstanding.  Partners OS as the general partner of Trading Fund OS may be deemed to beneficially own the shares of common stock beneficially owned by Trading Fund OS. Partners, as the general partner of BVF, BVF2, the investment manager of Trading Fund OS, and the sole member of Partners OS, may be deemed to beneficially own the shares of common stock beneficially owned in the aggregate by BVF, BVF2, Trading Fund OS, and certain Partners-managed accounts (the “Partners Managed Accounts”). BVF Inc., as the general partner of Partners, may be deemed to beneficially own the shares of common stock beneficially owned by Partners. Mr. Lampert, as a director and officer of BVF Inc., may be deemed to beneficially own the shares of common stock beneficially owned by BVF Inc. Partners OS disclaims beneficial ownership of the shares of common stock beneficially owned by Trading Fund OS. Each of Partners, BVF Inc. and Mr. Lampert disclaims beneficial ownership of the shares of common stock beneficially owned by BVF, BVF2, Trading Fund OS, and the Partners Managed Accounts.

(3)

Consists of (i) 354,382 shares of common stock beneficially owned by Domain Partners V, L.P., (ii) 8,396 shares of common stock beneficially owned by DP V Associates, L.P., (iii) 757,919 shares of common stock beneficially owned by Domain Partners VII, L.P., (iv) 12,944 shares of common stock beneficially owned by DP VII Associates, L.P. and (v) 196 shares of common stock beneficially owned by Domain Associates, LLC. With respect to the shares beneficially owned by Domain Partners V, L.P., DP V Associates, L.P., the managing members of One Palmer Square Associates V, L.L.C., the general partner of Domain Partners V, L.P. and DP V Associates, L.P., shares voting and investment power over such shares. With respect to the shares beneficially owned by Domain Partners VII, L.P. and DP VII Associates, L.P., the managing members of One Palmer Square Associates VII, L.L.C., the general partner of Domain Partners VII, L.P. and DP VII Associates, L.P., share voting and investment power over such shares. With respect to the shares beneficially owned by Domain Associates, LLC, the managing members of Domain Associates, LLC share voting and investment power over such shares. Mr. Dovey, one of our directors, is a managing member of One Palmer Square Associates V, L.L.C., One Palmer Square Associates VII, L.L.C, and Domain Associates, LLC.

(4)

Based solely upon a Schedule 13G/A filed with the SEC on February 14, 2017 by Foresite Capital Fund I, L.P. (“FCF I”), Foresite Capital Management I, LLC (“Foresite LLC I”), Foresite Capital Fund II, L.P. (“FCF II”), Foresite Capital Management II, LLC (“Foresite LLC II”), Foresite Capital Fund III, L.P. (“FCF III”), Foresite Capital Management III, LLC (Foresite LLC III”) and James Tananbaum (“Mr. Tananbaum”). Includes 174,373 shares of common stock directly owned by FCF I, 542,755 shares of common stock directly owned by FCF II, and 254,257 shares of common stock directly owned by FCF III. Mr. Tananbaum is the managing member of each of Foresite LLC I, which is the general partner of FCF I, Foresite LLC II, which is the general partner of FCF II, and Foresite LLC III, which is the general partner of FCF III. Mr. Tananbaum may be deemed to have sole voting and dispositive power over the shares of common stock included herein.

(5)

Consists of (i) 2,767 shares of common stock, (ii) 70 shares of common stock held by Mr. Bock’s spouse, and (iii) 37,250 shares of common stock subject to options exercisable by Mr. Bock within 60 days of March 31, 2017.

(6)

Consists of shares identified in footnote (2) and 37,250 shares of common stock subject to options exercisable within 60 days of March 31, 2017 by Mr. Dovey. Mr. Dovey is a managing member of One Palmer Square Associates V, L.L.C., One Palmer Square Associates VII, L.L.C, and Domain Associates, LLC. Mr. Dovey disclaims beneficial ownership over the shares identified in footnote (2) except to the extent of his pecuniary interest therein.

(7)	Consists of 27,813 shares of common stock subject to options exercisable by Mr. Endicott within 60 days of March 31, 2017.
(8)	Consists of 36,000 shares of common stock subject to options exercisable by Dr. Honig within 60 days of March 31, 2017.
(9)	Consists of 37,250 shares of common stock subject to options exercisable by Mr. Mahaffy within 60 days of March 31, 2017.
(10)	Consists of 16,084 shares of common stock subject to options exercisable by Ms. Jorn within 60 days of March 31, 2017.
(11)	Consists of 33,000 shares of common stock subject to options exercisable by Ms. Zoth within 60 days of March 31, 2017.
(12)	Consists of (i) 7,730 shares of common stock and (ii) 640,935 shares of common stock subject to options exercisable by Mr. Narachi within 60 days of March 31, 2017.
(13)	Consists of (i) 1,763 shares of common stock and (ii) 48,708 shares of common stock subject to options exercisable by Dr. Cannell within 60 days of March 31, 2017.
(14)	Consists of 20,551 shares of common stock subject to options exercisable by Mr. Lynch within 60 days of March 31, 2017.
(15)

Consists of (i) the shares referenced in Footnotes 5 through 14 above, (ii) 2,534 shares of common stock and 27,299 shares of common stock subject to options exercisable by Jason A. Keyes, our Senior Vice President and Chief Financial Officer, within 60 days of March 31, 2017, and (iii) 18,469 shares of common stock subject to options exercisable by Peter D. Flynn, our Senior Vice President and Head of Development, Regulatory Affairs and Safety, within 60 days of March 31, 2017.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Our Executive Officers

The following table sets forth certain information about our executive officers as of March 31, 2017:

Name	Age	Position
Michael A. Narachi	57	President, Chief Executive Officer and Director
Jason A. Keyes	46	Senior Vice President, Chief Financial Officer
Thomas R. Cannell, D.V.M.	55	Executive Vice President, Chief Operating Officer and President of Global Commercial Products
Peter D. Flynn, Ph.D.	43	Senior Vice President, Head of Development, Regulatory Affairs and Safety
Thomas P. Lynch.	50	Executive Vice President, General Counsel and Secretary

Executive Officers

The biography of Michael A. Narachi can be found under “Proposal 1 – Election of Directors.”

Jason A. Keyes has served as our Senior Vice President, Chief Financial Officer since June 2016 and served as our Vice President, Finance from February 2015 to June 2016 and our Senior Director, Finance from January 2013 to February 2015. Prior to joining Orexigen, Mr. Keyes served as Senior Director, Finance at Amylin Pharmaceuticals, Inc. (acquired by Bristol-Myers Squibb in August 2012) from May 2012 to January 2013 and served as the Director, Manufacturing, Operations and Quality Finance from August 2007 to May 2012. Prior to these positions, he served in finance roles for Amgen, Inc. and Baxter Healthcare Corporation. Mr. Keyes received both a B.S. and M.S. degree in Civil Engineering from Stanford University, and holds an M.B.A. from the Anderson School at the University of California, Los Angeles.

Thomas R. Cannell, D.V.M. has served as our Executive Vice President, Chief Operating Officer and President of Global Commercial Products since June 2016 and served as our Executive Vice President, Chief Commercial Officer from March 2015 to May 2016. Prior to joining Orexigen, Dr. Cannell spent 27 years at Merck & Co, Inc., a healthcare company, in sales and marketing and as a general manager. While at Merck, he most recently served as Head of Global Human Health Operating Model Team and other recent assignments included President of Merck Canada and Head of Marketing and Strategy for MSD Japan. Prior to these positions, he served in general manager roles for a U.S. sales division and as leader of a Merck business unit, managing a multi-billion dollar product portfolio and thousands of employees. Dr. Cannell received both a B.S. and D.V.M. degree from Washington State University. He has also served in the U.S. Army Reserves (currently inactive) since 1987.

Peter D. Flynn, Ph.D. has served as our Senior Vice President, Head of Development, Regulatory Affairs and Safety since June 2016 and served as our Vice President, Early Development from February 2015 to June 2016.  Prior to joining Orexigen, Dr. Flynn served as the Senior Vice President, Early Program Development at Fate Therapeutics, Inc. from 2009 through February 2015 where he was responsible for development of programs and platforms and was a senior team member that took the company through its initial public offering in 2013.  Prior to this position, Dr. Flynn served as the Vice President, Research at Ren Pharmaceuticals, Inc. and the Director, Biochemistry Research at KaloBios Pharmaceuticals.  Dr. Flynn received a B.Sc. in Molecular Biology from University College London, a Ph.D. in Biochemistry from Imperial Cancer Research Fund (Cancer Research UK) and was a Postdoctoral Fellow at University of California, San Francisco.

Thomas P. Lynch has been our Executive Vice President, General Counsel and Secretary since December 2015. Mr. Lynch has more than a decade of experience in the life sciences industry as well as six years of general corporate practice and is responsible for our global legal affairs and compliance operations, as well as our human resources operations. Mr. Lynch served as senior legal counsel in two divisions of Novartis from 2012 through November 2015, leading global legal and compliance support for Novartis Pharma’s neuroscience franchise and advising on business development and alliance management with partners in Europe, Japan and the U.S. Prior to his roles at Novartis, Mr. Lynch served in various legal roles at Boston Scientific, a biotechnology company, from 2002 to 2012. Mr. Lynch was an attorney at Dorsey & Whitney LLP in their corporate section from 1996 to 2002. Mr. Lynch holds a J.D. from Boston College Law School, a M.A. degree in Teaching from the University of St. Thomas, and a bachelor’s degree in History from Stanford University.

EXECUTIVE COMPENSATION

As a “smaller reporting company” under SEC rules, we are not required to include a Compensation Discussion and Analysis and certain other tabular and narrative disclosures relating to executive compensation.  We have elected to comply with the scaled disclosure requirements applicable to smaller reporting companies.

This Executive Compensation section provides an overview of the material components of our executive compensation arrangements for the fiscal year ended December 31, 2016 for:

•	Michael A. Narachi, our President and Chief Executive Officer (“CEO”);
•	Thomas R. Cannell, D.V.M. our Executive Vice President, Chief Operating Officer and President of Global Commercial Products; and
•	Thomas P. Lynch, our Executive Vice President, General Counsel and Secretary.

We refer to these executive officers collectively in this Executive Compensation section and the related compensation tables as the “named executive officers”.

We also provide an overview of our executive compensation program, a description of the overall objectives of the program and an analysis of each component of compensation that we provide to our named executive officers. In addition, we explain how and why the compensation committee arrived at the certain specific compensation policies and decisions involving the named executive officers during and for 2016.

Overview

We are a biopharmaceutical company focused on the treatment of obesity.  Orexigen's first product, Contrave (naltrexone HCl and bupropion HCl extended release), was approved in the United States in September 2014. In the European Union, the drug has been approved under the brand name Mysimba® (naltrexone HCl/ bupropion HCl prolonged release).  Orexigen is undertaking a range of development and commercialization activities, both on its own and with strategic partners, to bring Contrave/Mysimba to patients around the world.   Contrave/Mysimba is approved in both the United States and the European Union for chronic weight management in adults who are obese or overweight with certain weight-related comorbidities.  The industry we compete in is volatile, rapidly changing, competitive and heavily regulated.

Our business has spanned research and development, regulatory review, to commercialization.  Performance is difficult to measure on an annual basis. Measurement is often done through milestones, such as regulatory approval, instead of timing. As such, our compensation program consists cash and equity-based compensation and is intended to attract, retain, motivate and reward our executives for annual achievements that leads towards the ultimate goals of improving health outcomes for our patients and building long-term value for our stockholders.

We believe 2016 was a transformative year for Orexigen.  We began the year with a business tied primarily to the royalty stream on U.S. sales of Contrave, with the goal of expanding international partnerships and adding other assets to leverage our infrastructure.  Shortly into the year, we had the opportunity to acquire the U.S. rights to Contrave from our former partner, Takeda Pharmaceutical Company Limited (“Takeda”).  We responded swiftly to negotiate the agreement with Takeda (the “Contrave Acquisition”) and raised $165 million in a convertible senior secured note financing (the “Financing”) to fund the purchase and support our commercial enterprise.  By year-end we re-launched Contrave with a new integrated patient-physician campaign, which we expect to drive growth in 2017 and beyond.

The transformation in our business strategy and financial structure also drove a transformation in our compensation program.  During 2016, our compensation committee approved two new long-term incentive awards to support our evolving business strategy.  The year includes two years’ worth of “special” awards because the initial grants issued at the beginning of the year became largely obsolete with the change in our commercialization strategy and completion of the Financing.  The amount and value of equity grants disclosed in 2016 are substantially greater than our expected ongoing awards in the future, including grants that were provided at the beginning of 2017.  The special 2016 awards are summarized below and described in detail in the section “—Elements of Compensation—Long-Term Incentive Program”.

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Price-contingent performance stock unit awards: As part of our annual equity awards granted in February 2016, we granted performance-based stock units (“PSUs”) tied to achieving rigorous future share price hurdles.  The award of PSUs will vest in five equal installments on each anniversary of the grant date to the extent that the PSUs are earned, with one-third of the PSUs becoming earned when the 20-day average trading price of our shares equals at least $60, and an additional one-third becoming earned when such price equals at least $80, and the final one-third becoming earned when such price equals at least $100, provided that the executive is employed on each vesting date.  The target share prices represented appreciation of 230%, 349%, and 462%, respectively, over our share price at the time of grant.  The PSU awards for our named executive officers were structured as a partial three-year front load (i.e., the PSUs granted in 2016 are intended to partially cover planned equity award grants for 2017 and 2018).

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Staking time-based and performance-based stock options.   Following completion of the Financing to support our new Contrave commercialization strategy, our stockholders approved the Amended and Restated 2007 Equity Incentive Award Plan (the “Equity Incentive Plan”) at the 2016 annual stockholder meeting, and we subsequently granted stock options to our named executive officers which were intended to provide a competitive stake in future value creation.  These option grants include time-vesting and performance-vesting conditions, with exercise prices set at fair market value on the grant date, as well as premium per share exercise prices equal to $15.00 (which represented a 373% premium above the fair market value of our common stock on the date of grant).  The purpose of granting premium options was to appropriately adjust potential stock ownership with our capital structure, which includes a substantial amount of convertible debt and warrants issued as part of the Financing.

Executive Compensation Program

We believe our compensation committee oversees a clear and simple executive compensation program. In making executive compensation decisions, the compensation committee seeks to align each executive’s compensation with our short-term and long-term performance and to provide the compensation and incentives needed to attract, retain, motivate and reward our executives. To achieve these goals, our compensation program consists of both short-term and long-term components, including cash and equity-based compensation, and is intended to reward consistent performance that meets or exceeds established performance goals and objectives.

Corporate Governance Practices

In addition to tying executive compensation to corporate and individual performance, the compensation committee endeavors to maintain best practices in designing and implementing our executive compensation program. These practices include the following:

•	prohibiting our executives and directors from hedging, or engaging in any derivatives trading with respect to, our common stock;
•	not providing for tax “gross-ups” for compensation paid to executives, including for perquisites and change-in-control payments;
•	engaging an independent compensation consultant by our compensation committee;
•	utilizing a market comparison analysis provided by the independent compensation consultant to assist our compensation committee in determining compensation for our named executive officers;
•

maintaining a compensation recoupment policy that requires certain of our executives to repay or return cash bonuses and other cash incentive compensation in certain circumstances (see Recoupment Policy below); and

•

maintaining stock ownership guidelines that require certain of our executive officers and our non-employee directors to acquire and maintain ownership of shares of our common stock equal to a specified multiple of his or her base salary or annual retainer, as applicable (see Stock Ownership Guidelines below).

Objectives and Philosophy of Executive Compensation

The compensation committee, composed entirely of independent directors, administers our executive compensation program. The role of the compensation committee is to oversee our compensation and benefit plans and policies, administer stock plans and review and approve annually all compensation decisions relating to named executive officers. Our compensation programs are designed to:

•	provide competitive total compensation opportunities that help attract, retain, motivate and reward our executives;
•	establish a direct and meaningful link between our business and financial results, individual and team performance and compensation; and
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enhance the executives’ incentive to increase our stock price and maximize stockholder value, as well as reward superior performance, by providing a portion of total compensation opportunities for senior management in the form of direct ownership in our company through grants of equity awards.

To achieve these objectives, the compensation committee has implemented compensation plans that tie a substantial portion of the executives’ overall compensation to the Company’s performance. As further described below, the compensation committee evaluates individual executive performance with the goal of setting compensation at levels the committee believes are comparable with executives in other companies in a similar stage of development and relatively similar size, operating in the biotechnology industry, taking into account our relative performance and our own strategic goals. In setting compensation, our compensation committee is careful to design compensation policies and programs that are not reasonably likely to have a material adverse effect on the Company. In order to ensure that we continue to remunerate our executives appropriately, our compensation committee has retained a compensation consultant to review our policies and procedures with respect to executive compensation.

Compensation Determination Process

The compensation committee develops, reviews and approves each of the elements of the executive compensation program and regularly assesses the effectiveness and competitiveness of the program.

Each year, the compensation committee reviews the performance of each of our named executive officers during the past year. In doing so, the compensation committee adjusts, as appropriate, annual base salaries for our named executive officers, determines their incentive bonuses relating to prior year performance, approves the incentive bonus program for the current year, and grants annual equity awards. Our senior executives aid the compensation committee by providing annual recommendations regarding the compensation of our named executive officers. The compensation committee considers, but is not bound to accept, management’s recommendations with respect to named executive officer compensation.

Our senior executives attend the compensation committee meetings, but the compensation committee also holds executive sessions not attended by any members of management or non-independent directors as needed from time to time. No executive officer is present during voting or deliberations on his or her own compensation. The compensation committee has the ultimate authority to make decisions with respect to the compensation of our named executive officers, but may, if it chooses, delegate any of its responsibilities to subcommittees, other than those responsibilities that may not be delegated under applicable law.

Compensation Consultant

In October 2015, the compensation committee engaged FW Cook as compensation consultant to undertake a market comparison analysis to assist with evaluating salary, bonus and equity compensation decisions for our executives during fiscal year 2016.  The compensation committee has considered whether the work of FW Cook as a compensation consultant has raised any conflict of interest. The compensation committee has concluded that the work of FW Cook and the individual compensation advisors employed by FW Cook as compensation consultants to us has not created any conflict of interest.

Although the compensation committee considered information from the market comparison analysis in making its compensation decisions for our named executive officers, the compensation committee does not believe that it is appropriate to establish compensation levels solely by reference to market data. Our compensation committee relies upon the judgment of its members in making compensation decisions, and as part of this process reviews our performance and a named executive officer’s performance during the year against established goals, if any, leadership qualities, operational performance, business responsibilities, career with the Company, current compensation arrangements and long-term potential to enhance stockholder value. Although competitive market compensation is a key factor that the compensation committee considers in assessing the reasonableness of compensation, the compensation committee does not rely entirely on that data to determine named executive officer compensation. Instead, the compensation committee incorporates flexibility into our compensation programs and in the assessment process to respond to and adjust for the evolving business environment.

Elements of Executive Compensation

Compensation for our named executive officers consists of base salary, annual bonus, equity-based incentive awards, benefits programs and change in control/severance agreements. The compensation committee allocates total compensation between cash and equity compensation based on a number of objective and subjective factors, including competitive practices among the market comparison group, the role and responsibilities of the individual executive and the nature of the incentives to be created. We do not target compensation against any particular percentile of pay as compared to our market comparison group; however, our objective is that direct compensation approximate the market median, although may vary from time to time given individual and unique circumstances.

2016 Compensation Decisions for our Named Executive Officers

Base Salary. In general, base salaries for our named executive officers are initially established through arms’ length negotiation at the time the executive is hired and reflected in an employment agreement.

Named executive officer base salaries are reviewed annually and adjustments are based on the current economic environment, scope of an executive’s responsibilities, individual contribution, prior experience and sustained performance, as well as with reference to internal pay comparisons and our market comparison group. Base salaries are also reviewed in the case of promotions or other significant changes in responsibility.

In February 2016, the compensation committee adjusted these annual base salaries for our named executive officers to reflect a cost-of-living increase as in effect commencing January 1, 2016 through the next annual review. In June 2016, the compensation committee approved an increase in Dr. Cannell’s 2016 annual base salary to $460,000 from $427,000 in connection with Dr. Cannell’s promotion to the position of Executive Vice President, Chief Operating Officer and President Global Commercial Products, effective June 16, 2016.

The actual base salaries paid to all of our named executive officers in 2016 are set forth in the “Summary Compensation Table” below.

Annual Cash Bonuses. Our named executive officers are eligible to earn an annual cash bonus, contingent upon the Company’s performance, as well as upon the executive’s individual performance. The compensation committee believes that the annual performance bonus provides incentives necessary to retain our named executive officers and motivate and reward them for achieving short-term Company objectives.

For 2016, the target bonus level for each of our named executive officers was the following percentage of his annual base salary: 75% for Mr. Narachi, 60% for Dr. Cannell (increased from 50% in June 2016 in connection with his promotion to the position of Executive Vice President, Chief Operating Officer and President Global Commercial Products, effective June 16, 2016) and 50% for Mr. Lynch.

The 2016 bonus plan was comprised of corporate and individual goals (other than our CEO whose bonus was based solely on corporate goals). The named executive officer individual goals were primarily related to and furthered the progress of the corporate goals relative to their role in the organization. For Mr. Narachi, the corporate goals comprised 100% of his targeted total annual bonus amount. For Dr. Cannell and Mr. Lynch, the corporate goals were given a weight of 60% and individual goals were given a weight of 40% for purposes of the bonus calculations. As a result, the 2016 bonus determinations reflect the compensation committee’s assessment of the corporate goals that were achieved for the year, as well as the recommendation of the CEO (with respect to officers other than himself) and other members of management (with respect to officers other than themselves) and the compensation committee’s assessment of individual performance.

2016 Corporate Goals. The compensation committee determined that the Company’s performance against the 2016 corporate goals (the “2016 Corporate Goals”) established by our board of directors generally met expectations (a total of 90 points) and, as a result, the 2016 Corporate Goals were determined to be 90% achieved for purposes of the bonus calculations set forth below. In addition to the specific 2016 Corporate Goals that were established early in 2016 by the board of directors, at that same time the compensation committee also built in the potential for upside objectives (“Upside Objectives”) that would create new sources of value for the Company. The compensation committee took into consideration (1) the acquisition of U.S. rights to Contrave from its former partner, Takeda Pharmaceuticals, and related debt financing to fund the build out of the Company’s commercial operations, (2) the repurchase of a portion of the outstanding 2.75% Notes (as described in the “Certain Relationships and Related Party Transactions – Convertible Note Financing” section below) at an approximately 70% discount to par value, and (3) progress toward reduction in costs associated with clinical studies designed to meet the Company’s post-approval requirements (“PMR”).

The 2016 Corporate Goals were as follows:

2016 Corporate Goals	Points Achieved	Achievement

Drive the success of Contrave in U.S. Markets	45 (out of 70)

Partially Achieved – Launched commercial operation; progress made on innovative commercial campaign (including launch of consumer campaign); sales stabilization goals from Takeda transition through the end of 2016 were below target

Advance growth of Contrave and Mysimba in EU and ROW	23.5 (out of 20)	Exceeded
Build Effective, Efficient, High-Performing Capabilities	10 (out of 10)	Achieved
Create New Sources of Value	11.5 (Upside)	Acquired U.S. rights to Contrave; Repurchased portion of outstanding 2.75% Notes at a significant discount; Progress on cost reduction for PMR studies
TOTAL:	90 (out of 100) Results in 90% Achievement for Corporate Goals

2016 Individual Goals. Historically, the annual individual goals for the named executive officers, other than our CEO, are primarily related to and intended to further the progress of the 2016 corporate goals relative to each executive’s role in the organization. The compensation committee, with input from our CEO, considered the performance of each of these executive officers, as well as assessments received from members of management, and subjectively determined their achievement of individual goals. The standard ranges of bonus individual performance factor percentages are as follows:

Exceeds Expectations: 110%-125%

Fully Met Expectations: 80%-110%

Partially Met Expectations: 0%-50%

Did Not Meet Expectations: 0%

These named executive officers were given the weightings as set forth in the table below.

Named Executive Officer		2016 Individual Goals	Individual Weighting

Thomas Cannell, D.V.M.	•	Drive Contrave/Mysimba growth in the US and ex-US markets	105%

	•	Advance the commercialization of Contrave/Mysimba ex-US markets

	•	Tightly manage operation expenses and reduce long term cost liabilities

Thomas P. Lynch	•	Provide creative, practical and timely legal advice to enable the successful re-launch of Contrave in the US and to drive advancement of Contrave/Mysimba outside the US	105%

	•	Enhance and support efficient and effective Legal and HR systems, processes and training that allow achievement of Company initiatives

	•	Build internal and external legal/compliance capabilities necessary to meet the Company needs

	•	Fill critical positions within the Company with quality hires

	•	Build a high-performing organization to achieve corporate goals

Bonus Calculations. As described above, Mr. Narachi’s annual bonus was weighted 100% as to corporate goals, while the annual bonus calculations for each of Dr. Cannell and Mr. Lynch were weighted 60% as to corporate goals and 40% as to individual goals. For example, if the individual performance rating for a particular named executive officer was scored at 105%, and after combining in a 40% weighted corporate performance score of 90%, a total combined score for 2016 would be 96%.

Corporate Score: .60 x .90 = .54

Personal Score: .40 x 1.05 = .42

Total Combined Score: .54 + .42 =96%

In February 2017, our compensation committee approved the 2016 annual bonuses payouts for each of our named executive officers, which are set forth below under the heading “Summary Compensation Table.”

Long-Term Incentive Program. The compensation committee believes that long-term performance is enhanced through equity-based awards that reward our executives for maximizing stockholder value over time and that align the interests of our employees and management with those of stockholders.

The compensation committee grants equity awards to our named executive officers based upon a review of market comparison group data, its assessment of individual performance and contribution towards corporate objectives, a review of each executive’s existing long-term incentives, and retention considerations.

February 2016 Annual Grant. As part of our annual compensation cycle, in February 2016, we granted a combination of PSUs and stock options to our named executive officers. PSU awards were granted for the first time in 2016 and are tied to achieving pre-determined performance goals.  The compensation committee approved the new PSU program to motivate management to create value beyond our then declining royalty stream on U.S. Contrave sales. The PSUs were granted as a three-year front-load and intended to partially cover planned equity award grants in 2017 and 2018.

PSUs. Each PSU entitles the recipient to one share of our common stock per PSU, subject to achievement of pre-determined performance goals and continued service through the applicable vesting date.  The PSU award will vest in five equal installments on each anniversary of the grant date to the extent that the PSUs are earned, with one-third of the PSUs becoming earned when the 20-day average trading price of our shares equals at least $60, and an additional one-third becoming earned when such price equals at least $80, and the final one-third becoming earned when such price equals at least $100, provided that the executive is employed on each vesting date.  The share price hurdles represented appreciation of 237%, 349%, and 462%, respectively, over our share price at the time of grant of $17.80.  In the event of a change of control (as defined in the Equity Incentive Plan), each tranche of then-unvested PSUs will be deemed to be earned based on the per share value paid to our stockholders in the change of control transaction and such earned PSUs will vest solely in accordance with the time-based vesting schedule of the award (i.e. vesting in five equal installments on each anniversary of the grant date) and cease to be subject to any performance-based vesting conditions.  If the executive’s employment is terminated by the Company without cause or by the executive for good reason, in either case, within twelve months following such change in control, any such earned PSUs will vest in full on the date of such termination.

Stock Options. Stock options have an exercise price equal to the fair market value of our common stock on the day of grant and vest over a four-year period in equal monthly installments based on continued employment. All stock options expire ten years after the date of grant.

The February 2016 equity awards granted to our named executive officers are set forth below:

Name	Stock Options (#)	PSUs (#)
Michael A. Narachi	70,000	80,000
Thomas Cannell	39,000	35,000
Thomas P. Lynch(1)	—	25,500
(1)	Mr. Lynch was not provided a stock option award in February 2016 because he was provided a new-hire award in December 2015.

July 2016 Staking Grant. Following the Contrave Acquisition and Financing in 2016, we granted additional stock option awards to re-calibrate management’s ownership with our new capital structure, which includes the pre-existing common stock and new convertible debt and warrants issued during 2016.   These “staking” awards consisted of time-based stock options and performance-based stock options.  The compensation committee approved larger-than-normal awards, giving consideration to the value of prior awards, and in order to retain and motivate our named executive officers during the critical stage of taking control of and re-commercializing Contrave in the United States.

Stock Options.  The time-vesting option awards granted in July 2016 have a ten-year term and vest over three years with one-third vesting on the first anniversary of the grant date and the remainder in equal monthly installments thereafter.  A portion of the option awards has an exercise price equal to fair market value of our common stock on the date of grant and a portion has a “premium” exercise price per share of $15.00 (which represented a 373% premium above the fair market value of our common stock on the date of grant).  The purpose of granting premium options was to appropriately tie management’s potential ownership with our capitalization and the structure of the financing, which includes warrants with a $15.00 exercise price.

Performance Stock Options.  The performance-based options granted in July 2016 will fully vest if the Company achieves at least $130 million in global net sales during the fiscal year ending December 31, 2017, provided that the executive remains in continued service with the Company through December 31, 2017.  Similar to the time-vesting awards, a portion of the performance stock option awards has an exercise price equal to fair market value of our common stock on the date of grant and a portion has a premium exercise price per share of $15.00.  If a change of control (as defined in the Equity Incentive Plan) occurs at any time before December 31, 2017 and the price per share of our stock immediately prior to such change in control is at least equal to $7.50, the option will become fully vested and immediately exercisable, subject to the executive’s continuous service with the Company through the date of such change of control.

The July 2016 equity awards granted to our named executive officers are set forth below:

	Stock Options (#)		Performance Stock Options (#)
Name	Fair Market Value Exercise Price ($4.02)	Premium Exercise Price ($15.00)	Fair Market Value Exercise Price ($4.02)	Premium Exercise Price ($15.00)
Michael A. Narachi	525,000	315,000	105,000	63,000
Thomas Cannell	262,500	157,500	52,500	31,500
Thomas P. Lynch	131,250	78,750	26,250	15,750

Other Compensation.

Welfare Benefits. We provide welfare benefits, such as medical, dental, vision and life insurance coverage, to our named executive officers at the same level as those benefits provided to our employees generally.

Retirement Benefits. We have a 401(k) plan in which substantially all of our employees are entitled to participate. Our 401(k) plan is intended to qualify as a tax qualified plan under the Code. Employees contribute their own funds, as salary deductions, on a pre-tax basis. Contributions may be made up to plan limits, subject to government limitations. For 2016, this amount was up to $18,000, with an additional $6,000 “catch-up” contribution available for employees fifty years of age and older. Employee contributions are held and invested by the plan’s trustee.

Our 401(k) plan also permits matching and discretionary contributions, subject to established limits and a vesting schedule. We provide a match of 50% of the amount of a participant’s salary deferral, limited to a maximum of 6% of the participant’s annual salary and subject to Internal Revenue Service limits. Messrs. Narachi and Lynch and Dr. Cannell participated in the 401(k) plan and received matching funds for 2016.

None of our named executive officers participates in or has account balances in qualified or non-qualified defined benefit plans sponsored by us.

ESPP. We have an employee stock purchase plan intended to qualify under Section 423(b) of the of the Code, the purposes of which are to provide an opportunity for our employees, including our named executive officers, to purchase our common stock through payroll deductions, to assist us in retaining the services of our employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of our company and our affiliates.

Change in Control and Severance Arrangements. We have entered into employment agreements with each of our named executive officers, which provide change in control and severance arrangements. These severance and change in control benefits and payments are designed to align executive and stockholder interests by enabling executives to consider corporate transactions that are in the best interests of the stockholders and our other constituents without undue concern over whether the transactions may jeopardize the executives’ own employment. Furthermore, the payments will provide incentive for the named executives to continue to successfully negotiate such transactions from the early stages through closing. Such benefits are also designed to alleviate the financial impact of an involuntary termination through salary continuation. The compensation committee believes that reasonable change in control and severance benefits for our named executive officers are important because it may be difficult for our named executive officers to find comparable employment within a short period of time following certain qualifying terminations.

In February 2016, the compensation committee amended the employment agreements to extend these change in control and severance arrangements through March 31, 2019. In making the decision to extend the benefits, our compensation committee relied on the input of FW Cook, its compensation consultant, that the programs are representative of market practice, both in terms of design and cost.

The amended and restated employment agreements are described below under the heading “— Employment Agreements and Severance Benefits.”

Assessment of Risk in Compensation Determination Process

The compensation committee annually reviews and discusses the structure of our compensation policies and programs to determine whether our compensation programs and policies appropriately incentivize our named executive officers or other employees to take actions that are in the best interests of the Company and stockholders. Specifically, the compensation committee ensures that bonus determinations are based on the compensation committee’s subjective assessment of both the Company’s and each executive’s individual performance — with an eye toward performance that is designed to enhance long-term stockholder value — and not solely on performance relative to a single financial, operational or individual goal. Also, the equity incentives and, specifically, the vesting schedules associated with the stock option grants, are designed to encourage long-term stockholder value creation. Based on its most recent review and discussions in February 2016, the compensation committee believes that our compensation policies and programs represent an appropriate balance of short-term and long-term compensation and do not encourage executive officers or other employees to take on unnecessary or excessive risks that are reasonably likely to have a material adverse effect on us.

Recoupment (“Claw Back”) Policy

We maintain a recoupment policy that requires certain of our officers to repay or return any cash bonus or other incentive cash compensation awarded to or received by such officer(s) in the event we issue a restatement of our financial statements due to material noncompliance with any financial reporting requirements and the restatement was caused by such officer’s fraud, intentional misconduct or gross negligence. In each case, the officer(s) would be required to repay or return the compensation awarded to or received by the officer during the 12-month period following the filing of the erroneous financial statement at issue. The compensation committee will consider a number of different factors and exercise business judgment in determining appropriate amounts, if any, to recoup. This policy applies to cash compensation awarded to the officer from and after the adoption of this policy by the compensation committee in April 2014.

Stock Ownership Guidelines

The compensation committee has adopted stock ownership guidelines that apply to our CEO, certain other executive officers (including our named executive officers) and our non-employee directors. The purpose of this policy is to encourage ownership in the Company and to enhance alignment between the interests of the covered participants and our stockholders. The guidelines require each covered executive and board member to acquire and maintain ownership of shares of our common stock equal to a specified multiple of his or her base salary, with the CEO guideline set at 5x his base salary and other covered executives set at 1.5x his or her base salary. All ownership levels are reviewed and adjusted annually until the stated ownership level is attained. Each non-employee director’s required ownership level is 5x his or her annual cash retainer. Our covered executives and non-employee directors have the later of five years from the date of adoption of these guidelines (2015) or commencement of employment, appointment/election or promotion, as applicable, to achieve his or her ownership level.

Summary Compensation Table

The following table provides information regarding the compensation that was awarded to, earned by or paid to our principal executive officer and the two most highly compensated executive officers other than our principal officer for each of the fiscal years ended December 31, 2016 and December 31, 2015. These individuals are referred to herein as our “named executive officers.”

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($)	Total ($)

Michael A. Narachi President, Chief Executive Officer and Member of the Board of Directors	2016	679,639	864,000	3,202,700	458,756	8,466(4)	5,213,561
	2015	659,844		2,529,231	321,674	8,466	3,519,215

Thomas R. Cannell, D.V.M	2016	445,081	378,000	1,655,000	237,559	8,466(4)	2,724,106
Executive Vice President, Chief Operating Officer and President of Global Commercial Products (hired in March 2015)	2015	314,442		2,459,517	111,627	438,157(5)	3,323,743

Thomas P. Lynch	2016	370,000	275,400	565,700	174,185	8,187(6)	1,393,472
Executive Vice President, General Counsel and Secretary (hired in December 2015)	2015	30,833		599,515	—	125,015(7)	755,363

(1)

The weighted average grant date fair value of the PSUs granted in 2016 was $10.80 per share as determined under FASB ASC Topic 718 using a Monte Carlo simulation model, which simulates a range of possible future stock prices and estimates the probabilities of the potential payouts, based on the following assumptions: risk-free interest rate of 1.3%, expected volatility of 71.6% and dividend yield of 0%. For additional information regarding the valuation assumptions for these awards, see the Notes to Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 30, 2017.

(2)

Reflects the grant date fair value of the equity awards granted to our named executive officers for the relevant year, as computed in accordance with ASC Topic 718 using the Black-Scholes-Merton model for options and, for performance-based awards, based on the probable outcome of the performance conditions as of the grant date, without consideration of forfeitures. Valuation assumptions for those awards granted in 2016 are described in the Notes to Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 30, 2017. For the 2016 performance-based stock options, the grant date fair value is based on the probable outcome of the related performance conditions, reflecting the maximum level of performance, as follows: Mr. Narachi, $452,000; Dr. Cannell, $226,000; and Mr. Lynch, $113,000.

(3)	For 2016, the amounts in this column represent the 2016 annual cash bonuses that were approved by the compensation committee and paid in February 2017.
(4)	Includes $7,950 for our contribution to the 401(k) savings plan and taxable cost of $516 for group term life insurance coverage.
(5)	Includes $430,000 paid to Dr. Cannell as a sign-on and relocation payment and $7,950 for our contribution to the 401(k) savings plan and taxable cost of $207 for group term life insurance coverage.
(6)	Includes $7,950 for our contribution to the 401(k) savings plan and taxable cost of $237 for group term life insurance coverage.
(7)	Includes $125,000 paid to Mr. Lynch as a sign-on and relocation payment and taxable cost of $15 for group term life insurance coverage.

Outstanding Equity Awards at Fiscal Year-End

The following table presents information regarding the outstanding equity awards held by each of the named executive officers as of December 31, 2016.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	All Other Stock Awards: Number of Shares or Units That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)

Michael A. Narachi	7/12/2016	—	525,000(2)	4.02	7/11/2026	—	—
	7/12/2016	—	105,000(3)	4.02	7/11/2026	—	—
	7/12/2016	—	315,000(2)	15.00	7/11/2026	—	—
	7/12/2016	—	63,000(3)	15.00	7/11/2026	—	—
	2/2/2016	14,583	55,417(4)	17.80	2/1/2026	—	—
	2/2/2016	—	—	—	—	80,000(5)	139,200
	2/3/2015	29,112	34,403(4)	53.40	2/2/2025	—	—
	2/7/2014	47,707	19,643(4)	63.00	2/6/2024	—	—
	2/15/2013	53,188	2,312(4)	56.90	2/14/2023	—	—
	1/25/2012	90,000	—	25.80	1/24/2022	—	—
	7/25/2011	176,156	—	16.60	7/24/2021	—	—
	6/10/2011	177,424	—	17.00	6/9/2021	—	—

Thomas R. Cannell, D.V.M	7/12/2016	—	262,500(2)	4.02	7/11/2026	—	—
	7/12/2016	—	52,500(3)	4.02	7/11/2026	—	—
	7/12/2016	—	157,500(2)	15.00	7/11/2026	—	—
	7/12/2016	—	31,500(3)	15.00	7/11/2026	—	—
	2/2/2016	8,125	30,875(4)	17.80	2/1/2026	—	—
	2/2/2016	—	—	—	—	35,500(5)	60,900
	3/30/2015	18,595	23,905(6)	77.50	3/29/2025	—	—

Thomas P. Lynch	7/12/2016	—	131,250(2)	4.02	7/11/2026	—	—
	7/12/2016	—	26,250(3)	4.02	7/11/2026	—	—
	7/12/2016	—	78,750(2)	15.00	7/11/2026	—	—
	7/12/2016	—	15,750(3)	15.00	7/11/2026	—	—
	2/2/2016	—	—	—	—	25,500(5)	44,370
	12/1/2015	8,751	26,249(6)	22.90	11/30/2025	—	—

(1)	Amounts reflect the number of PSUs multiplied by our stock price of $1.74 as of December 31, 2016.
(2)

33-1/3% of the total number of shares subject to the option vest at the end of the first year following the vesting commencement date and the remainder vest 1/24th per month thereafter. The option has a ten year term from the date of grant.

(3)	100% of the shares subject to the option vest if we achieve at least $130 million in global product net sales during the fiscal year ending December 31, 2017.
(4)

1/48th of the total number of shares subject to the option vest on the same day of each of the immediately following calendar months following the grant date (which is also the vesting commencement date). The option has a ten year term from the date of grant.

(5)

The PSU award will vest in five equal installments on each anniversary of February 2, 2016, to the extent that the PSUs are earned, with one-third of the PSUs becoming earned when the 20-day average trading price of our shares equals at least $60, and an additional one-third becoming earned when such price equals at least $80, and the final one-third becoming earned when such price equals at least $100.

(6)

25% of the total number of shares subject to the option vest at the end of the first year following the vesting commencement date and the remainder vest 1/36th per month thereafter. The option has a ten year term from the date of grant.

Employment Agreements and Severance Benefits

We have entered into employment agreements with each of our named executive officers as described below.

The initial base salaries of the executives are set forth in the employment agreements. The employment agreements provide that each executive shall be eligible for an annual performance bonus, equal to up to 50% of Mr. Lynch’s base salary, 60% of Dr. Cannell’s base salary and 75% of Mr. Narachi’s base salary. Each named executive officer’s employment is at-will.

The employment agreements provide each named executive officer with certain severance and change in control benefits upon a qualifying termination of employment. The named executive officers will remain eligible to receive these severance and change in control benefits pursuant to their employment agreements for a period of three years after execution of the employment agreements. In February 2016, we extended the term of these severance and change in control benefits for an additional three years (through March 31, 2019).

With respect to Mr. Narachi, in the event his employment is terminated by us other than for “cause,” as defined in the employment agreement (and other than as a result of his death or disability) at any time other than the period that begins three months prior to the effective date of a change in control and concludes on the date that is 12 months after the effective date of a change in control, provided that he first executes and does not revoke a general release and has fully complied with his continuing fiduciary, statutory and material contractual obligations to us, he will be entitled to (i) a lump sum cash severance payment equal to 24 months of his annual base salary (as in effect immediately prior to his termination), (ii) payment of premiums necessary to continue Mr. Narachi’s group health insurance coverage in effect as of his termination pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), for a maximum period of 24 months following the date of his termination and (iii) acceleration of Mr. Narachi’s outstanding time-based equity awards such that, effective as of the date of his termination, he shall receive immediate accelerated vesting of such outstanding equity awards with respect to that same number of shares which would have vested if Mr. Narachi had continued in employment with us for a period of 12 months following the date of his termination. In addition, in the event Mr. Narachi’s employment is terminated by us other than for cause (and other than as a result of his death or disability) or by him due to “constructive termination,”( as defined in the employment agreement), within the period commencing three-months before the effective date of a change in control and ending 12 months immediately following the effective date of a change in control, provided that he first executes and does not revoke a general release and fully complies with his continuing fiduciary, statutory and material contractual obligations to us, he will be entitled to (i) a lump sum cash severance payment equal to 24 months of his annual base salary (as in effect immediately prior to his termination), (ii) payment of premiums necessary to continue Mr. Narachi’s group health insurance coverage in effect as of his termination pursuant to COBRA for a maximum period of 24 months following the date of his termination and (iii) acceleration of Mr. Narachi’s outstanding time-based equity awards such that all outstanding equity awards are fully vested and exercisable with respect to all the shares subject thereto effective immediately prior to the date of his termination.

With respect to each of Dr. Cannell and Mr. Lynch, in the event his employment is terminated by us other than for “cause,” as defined in the employment agreement (and other than as a result of his death or disability) at any time other than during the period that begins three months prior to the effective date of a change in control and concludes on the date that is 12 months after the effective date of a change in control, provided that he first executes and does not revoke a general release and fully complies with his continuing fiduciary, statutory and material contractual obligations to us, the executive will be entitled to (i) a lump sum cash severance payment equal to 12 months of his annual base salary (as in effect immediately prior to his termination) and (ii) payment of premiums necessary to continue the executive’s group health insurance coverage in effect as of his termination pursuant to COBRA for a maximum period of 12 months following the date of his termination. In the event the executive’s employment is terminated by us other than for cause (and other than as a result of his death or disability) or by such executive due to “constructive termination,” as defined in the employment agreement, within the period commencing three months before the effective date of a change in control and ending twelve months immediately following the effective date of a change in control, provided that he first executes and does not revoke a general release and fully complies with his continuing fiduciary, statutory and material contractual obligations to us, the executive will be entitled to (i) a lump sum cash payment in an amount equal to: for Dr. Cannell, the sum of 18 months of his annual base salary and one and one-half times the amount of his target annual bonus, and for Mr. Lynch, 12 months of his annual base salary and the amount of his target annual bonus (in each case, as in effect immediately prior to his termination), (ii) payment of premiums necessary to continue the executive’s group health insurance coverage in effect as of his termination pursuant to COBRA for a maximum period of 18 months following the date of his termination and (iii) acceleration of the executive’s outstanding time-based equity awards such that all outstanding equity awards are fully vested and exercisable with respect to all the shares subject thereto effective immediately prior to the date of his termination.

In the event a named executive officer becomes entitled to any payments and benefits (including but not limited to payments and benefits pursuant to the employment agreements) that the executive would receive in connection with a change in control (the “transaction payments”) that would constitute a “parachute payment” within the meaning of Section 280G of the Code, and would be subject to excise tax imposed by Section 4999 of the Code (the “excise tax”), then the executive’s employment agreement provides for a “best-after tax” analysis with respect to such payments, under which we shall cause to be determined before any amounts of such transaction payments are paid to the executive which of the following two alternative forms of payment would result in the executive’s receipt, on an after-tax basis, of the greater amount of the transaction payment notwithstanding that all or some portion of the transaction payment may be subject to the excise tax: (i) payment in full of the entire amount of the transaction payment, or (ii) payment of only a part of the transaction payment so that the executive receives the largest payment possible without the imposition of the excise tax.

Each named executive officer’s employment agreement also includes standard noncompetition covenants that prohibit the executive from competing with our business in any manner during the term of the executive’s employment with us. Each employment agreement also reaffirms the executive’s obligations under our standard employee proprietary information and inventions agreement to which the executive is a party.

Proprietary Information and Inventions Agreement

Each of our named executive officers has also entered into a standard form agreement with respect to proprietary information and inventions. Among other things, this agreement obligates each executive to refrain from disclosing any of our proprietary information received during the course of employment and, with some exceptions, to assign to us any inventions conceived or developed during the course of employment. In addition, this agreement provides that during the term of the executive’s employment and for one (1) year thereafter, the executive will not, either directly or through others, solicit or attempt to solicit any of our employees, independent contractors or consultants terminate his relationship with us in order to become an employee, consultant or independent contractor to or for any other person or entity, or otherwise encourage or solicit any of our employees to leave employment with us for any reason or to devote less than all of any such employee’s efforts to our affairs.

Policy Regarding Tax Deductibility of Compensation

Section 162(m) of the Code, generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to certain of our executive officers. Qualifying performance-based compensation will not be subject to the deduction limitation if certain requirements are met.

We periodically review the potential consequences of Section 162(m) and may structure the performance-based portion of our executive compensation to comply with certain exemptions under Section 162(m). We have adopted a policy that, where reasonably practicable and where in the best interests of our stockholders, we may seek to qualify the variable compensation paid to our executive officers for an exemption from the deductibility limitations of Section 162(m), but we reserve the right to award compensation that exceeds the deductibility limit under Section 162(m) or otherwise pay non-deductible compensation when we believe that other considerations outweigh the tax deductibility of compensation. In approving the amount and form of compensation for our executive officers, the compensation committee will continue to consider all elements of the cost to our company of providing such compensation, including the potential impact of Section 162(m).

DIRECTOR COMPENSATION

Although the compensation committee considers market compensation information in making its compensation decisions for our non-employee directors, as described below, the compensation committee does not believe that it is appropriate to establish compensation levels solely by reference to market compensation data. Our compensation committee relies upon the judgment of its members in making compensation decisions, after reviewing the performance of the Company and the level of effort and expertise of the non-employee directors, including the committees on which they serve. The compensation committee also takes into consideration the importance to the Company to be able attract, retain, motivate and reward our non-employee directors who are helping the company achieve its corporate objectives and maximize stockholder value, and the fact that we often compete with larger organizations for board members.

Elements of Non-Employee Director Compensation

Compensation for our non-employee directors consists of cash and stock options. The compensation committee allocates total compensation between cash and equity based on a number of objective and subjective factors, including competitive practices among the market comparison group, the expected responsibilities of the board of directors in the coming year, the level of effort and expertise of the directors and the nature of the behaviors the incentives are intended to motivate.

Pursuant to our Independent Director Compensation Policy, each non-employee director will receive the following cash compensation for board services, as applicable:

•	$40,000 per year for service as a board member;
•	$20,000 per year for service as chairperson of the board;
•

$18,000 per year for service as chairperson of the audit committee, $12,500 per year for service as chairperson of the compensation committee, $7,500 per year for service as chairperson of the nominating/corporate governance committee, $20,000 per year for service as chairperson of the research and development strategy committee and there is no chairperson of the strategic transactions committee; and

•

$7,500 per year for service as a member of the audit committee, $5,000 per year for service as a member of the compensation committee, $3,750 per year for service as a member of the nominating/corporate governance committee, $2,000 per year for service as a member of the research and development strategy committee and $7,500 per year for service as a member of the strategic transactions committee.

We also reimburse our non-employee directors for their reasonable expenses incurred in attending meetings of our board of directors and committees of the board of directors and carrying out their board of director duties.

In addition, pursuant to the Independent Director Compensation Policy, our non-employee directors will receive initial and annual, automatic, non-discretionary grants of nonqualified stock options. Each person who is initially elected or appointed to our board of directors, and who is a non-employee director at the time of such initial election or appointment, will receive a nonqualified stock option to purchase 17,500 shares of our common stock on the date of such initial election or appointment. This option grant will vest in equal monthly installments over 36 months following the date of grant, subject to such director’s continuing service on our board of directors through such dates of vesting. In addition, on the date of each annual meeting, each individual who continues to serve as a non-employee director on such date will receive an automatic option grant to purchase an additional 12,500 shares of our common stock (the “Annual Meeting Option Grant”). This subsequent option granted to any non-employee director who is elected for the first time to our board of directors prior to the annual meeting but after the previous year’s annual meeting will be pro-rated to reflect the days that such director served on our board of directors until the date of the annual meeting. This option grant will vest in equal monthly installments over 12 months following the date of grant, subject to the director’s continuing service on our board of directors through such dates of vesting. As disclosed below in the Summary Director Compensation table, in 2016, the Annual Meeting Option Grant was larger than the standard option grant to purchase 12,500 shares as described above to re-calibrate nonemployee directors’ ownership with our new capital structure, which includes the pre-existing common stock and new convertible debt and warrants issued during 2016.

The exercise price of each option granted to a non-employee director will be equal to 100% of the fair market value on the date of grant of the shares covered by the option. Options will have a maximum term of ten years measured from the grant date, subject to termination in the event of the non-employee director’s cessation of board service. No portion of the option which is unexercisable at the time of the non-employee director’s termination of membership on our board of directors shall thereafter become exercisable. Following a non-employee director’s termination, the non-employee director shall have until the first to occur of (i) the third anniversary of the date of his or her termination of membership from our board of directors, or (ii) the original expiration date of the term of such options, to exercise the options that were vested and exercisable as of such date of termination. In the event of a change of control (as that term is defined in our Amended and Restated 2007 Equity Incentive Award Plan, which we refer to as our 2007 plan) all outstanding unvested options granted to the non-employee directors shall become fully vested and exercisable immediately prior to a change of control.

Our Independent Director Compensation Policy provides that the options shall be granted under and shall be subject to the terms and provisions of our 2007 plan and shall be granted subject to the execution and delivery of option agreements.

Summary Director Compensation

The following table summarizes compensation earned by our non-employee directors for the fiscal year 2016.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Eckard Weber, M.D.(2)	36,500	—	36,500
Louis C. Bock	51,250	44,865	96,115
Wendy L. Dixon, Ph.D.(3)	1,200	—	1,200
Brian H. Dovey	52,500	44,865	97,365
David J. Endicott	58,600	44,865	103,465
Peter K. Honig, M.D., M.P.H.	67,500	44,865	112,365
Deborah A. Jorn	24,600	70,500	95,100
Patrick J. Mahaffy(2)	74,800	44,865	119,665
Lota S. Zoth	69,800	44,865	114,665
(1)

Reflects the grant date fair value for option awards granted to our non-employee directors, as computed in accordance with the relevant accounting guidance, without consideration of forfeitures. Valuation assumptions are described in Notes to Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 30, 2017. On July 12, 2016, Ms. Jorn received an option to purchase 16,500 shares of our common stock, while all other non-employee directors each received an option to purchase 15,000 shares of our common stock. The grant date fair value of this award, computed in accordance with the relevant accounting guidance, was $2.99 per share. The aggregate number of shares subject to outstanding stock options held by each non-employee director as of December 31, 2016 was as follows: Dr. Weber, 24,333 shares; Mr. Bock, 39,750 shares; Dr. Dixon, 21,000 shares; Mr. Dovey, 39,750 shares; Mr. Endicott, 30,313 shares; Dr. Honig, 38,500 shares; Ms. Jorn, 23,500 shares; Mr. Mahaffy, 39,750 shares; and Ms. Zoth, 35,500 shares.

(2)	Dr. Weber resigned from his position of chairperson of the board of directors in April 2016 and Mr. Mahaffy was appointed chairperson of the board of directors in April 2016.
(3)	Dr. Dixon resigned from the board of directors in January 2016.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We describe below transactions and series of similar transactions, since January 1, 2015, to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed the lesser of (i) $120,000 or (ii) 1% of the average of our assets at year end for the last two completed fiscal years; and
•	a director, executive officer, holder of more than 5% of our common stock or any member of their immediate family had or will have a direct or indirect material interest.

We also describe below certain other transactions with our directors, executive officers and stockholders. We have a written policy which requires that any transaction with a related party required to be reported under applicable SEC, other than compensation-related matters, be reviewed and approved by our audit committee. We have not and will not adopt written procedures for review of, or standards for approval of, these transactions, but instead we intend to review such transactions on a case by case basis. In addition, our compensation committee will approve all compensation-related policies.

Convertible Note Financing

On March 15, 2016, we entered into a securities purchase agreement (the “Purchase Agreement”), with various purchasers (collectively, the “Purchasers”) for the sale of $165,000,000 aggregate principal amount of the Company’s 0% Convertible Senior Secured Notes due 2020 (the “Notes”) and related warrants (“Warrants”) to purchase up to 22,000,000 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), and 22,000 shares of preferred stock, par value $0.001 per share (together with the Notes, Warrants and Common Stock underlying the Notes and Warrants, the “Securities”) to qualified institutional buyers and accredited investors (the “Offering”). The Offering was led by funds managed by The Baupost Group, L.L.C. (collectively, “Baupost”), a current holder of approximately 37.5% of the Company’s outstanding Common Stock, and closed on March 21, 2016. Baupost invested $75,000,000 in the Offering. We entered into an investor rights agreement (the “Investor Rights Agreement”) with Baupost and the other Purchasers in connection with the Offering. In connection with the Offering and pursuant to the Investor Rights Agreement, Baupost is entitled to designate two directors for so long as it and its affiliates hold at least 20% of the Company’s outstanding Common Stock and one director for so long as it and its affiliates hold at least 10% but less than 20% of the Company’s outstanding Common Stock and is entitled to have a representative serve as a non-voting board observer until the date Baupost or its affiliates have ownership of less than 10% of the Company’s outstanding Common Stock. We have agreed to increase the size of the Board, if necessary, at any time when Baupost appoints such directors.

Private Placement

On September 10, 2015, we entered into a Securities Purchase Agreement with funds managed by The Baupost Group, L.L.C., pursuant to which we sold, for an aggregate price of approximately $60.0 million, 2,000,000 shares of our common stock and warrants to purchase up to 500,000 additional shares of common stock at an exercise price of $6.00 per share.

Employment Agreements

We have entered into employment agreements with Michael A. Narachi, our President and Chief Executive Officer, Thomas R. Cannell, D.V.M, our Chief Operating Officer and President of Global Commercial Products, Peter D. Flynn, Ph.D., our SVP, Head of Development, Regulatory Affairs and Safety, Jason A. Keyes, our SVP, Chief Financial Officer, and Thomas P. Lynch, our EVP, General Counsel and Secretary. For further information regarding our employment agreements with our named executive officers, see above under the heading “— Employment Agreements and Severance Benefits.”

Separation and Consulting Agreements with Former Executive Officers

On June 25, 2015, we entered into a Separation and Consulting Agreement (the “Turner Separation Agreement”) with Heather D. Turner in connection with Ms. Turner’s resignation, effective June 25, 2015 (the “Turner Separation Date”), from her position as Senior Vice President, General Counsel and Secretary. The Turner Separation Agreement provided that Ms. Turner was paid all accrued salary and unused vacation earned through the Turner Separation Date and remained eligible for a pro-rated annual bonus for calendar year 2015. Ms. Turner also remained eligible for the Company’s current group health insurance benefits to the extent provided by federal or state laws and the Company’s current group health insurance policies. The Turner Separation Agreement also provided that the Company would retain Ms. Turner as a consultant pursuant to the terms of a separate consulting agreement, as described below. In addition, Ms. Turner’s outstanding stock options, to the extent that they were vested as of the Turner Separation Date, remained exercisable until March 31, 2016, on which date they expired and ceased to be exercisable. Any unvested and unexercised stock options were forfeited and expired as of the Turner Separation Date. Finally, Ms. Turner generally and completely released the Company and its affiliates of and from any and all claims, liabilities and obligations that arise out of or are related to events, acts, conduct or omissions occurring prior to the Turner Separation Date, and agreed to customary non-disclosure, non-disparagement and cooperation provisions. On June 26, 2015, we also entered into a Consulting Agreement (the “Turner Consulting Agreement”) with Ms. Turner, pursuant to which Ms. Turner was engaged as a consultant to the Company. The Turner Consulting Agreement was effective until March 31, 2016. During the consulting term, Ms. Turner agreed to provide up to a specified number of non-legal services per month to the Company upon request. In consideration for such services, Mr. Turner received an hourly consulting fee, as well as reimbursement for reasonable expenses. In addition, Ms. Turner agreed to customary non-disclosure, non-solicitation and work product assignment provisions.

On December 4, 2015, we entered into a Separation and Consulting Agreement (the “Hagan Separation Agreement”) with Mr. Hagan in connection with his resignation, effective as December 11, 2015 (the “Hagan Separation Date”). The Hagan Separation Agreement provided that Mr. Hagan was paid all accrued salary and unused vacation earned through the Hagan Separation Date and remained eligible for a pro-rated annual bonus for calendar year 2015. Mr. Hagan also remained eligible for the Company’s current group health insurance benefits to the extent provided by federal or state laws and the Company’s current group health insurance policies. The Hagan Separation Agreement also provided that the Company would retain Mr. Hagan as a consultant pursuant to the terms of a separate consulting agreement, as described below. In addition, Mr. Hagan’s outstanding stock options, to the extent that they were vested as of the Hagan Separation Date, remained exercisable until March 11, 2016, on which date they expired and ceased to be exercisable. Any unvested and unexercised stock options were forfeited and expired as of the Hagan Separation Date. Finally, Mr. Hagan generally and completely released the Company and its affiliates of and from any and all claims, liabilities and obligations that arise out of or are related to events, acts, conduct or omissions occurring prior to the Hagan Separation Date, and greed to customary non-disclosure, non-disparagement and cooperation provisions. On December 4, 2015, the Company also entered into a Consulting Agreement (the “Hagan Consulting Agreement”) with Mr. Hagan, effective as of December 12, 2015, pursuant to which Mr. Hagan would be engaged as a consultant to the Company. The Hagan Consulting Agreement was effective until December 11, 2016. During the consulting term, Mr. Hagan agreed to provide up to 20 hours of services per month to the Company upon request. In consideration for such services, Mr. Hagan received an hourly consulting fee, as well as reimbursement for reasonable expenses. In addition, Mr. Hagan agreed to customary non-disclosure, non-solicitation and work product assignment provisions.

Indemnification of Officers and Directors

Our amended and restated certificate of incorporation and our amended and restated bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. We believe that indemnification under our amended and restated bylaws covers at least negligence and gross negligence on the part of indemnified parties. Our amended and restated bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in this capacity, regardless of whether our amended and restated bylaws would permit indemnification. We have entered into separate indemnification agreements with our directors and executive officers, including our former executive officers who are named executive officers, in addition to indemnification provided for in our charter documents. These agreements, among other things, provide for indemnification of our directors and executive officers for expenses, judgments, fines and settlement amounts incurred by this person in any action or proceeding arising out of this person’s services as a director or executive officer or at our request. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers. We also maintain directors’ and officers’ liability insurance.

LEGAL PROCEEDINGS

In May 2013, the Company received a shareholder demand alleging that certain option grants to the President and Chief Executive Officer, Michael A. Narachi, the Chief Business Officer and acting-Chief Financial Officer, Joseph P. Hagan, and the Senior Vice President, General Counsel and Secretary, Heather D. Turner, in 2011 were granted in excess of the 1,500,000 share limit set forth in Section 3.3 of the Orexigen Therapeutics, Inc. 2007 Equity Incentive Award Plan, or Plan, as to the number of shares of the Company’s common stock with respect to which one or more stock awards may be granted to any one eligible participant during any of the Company’s fiscal years. The Company refers to this limit as the 162(m) Award Limit. The Company’s board of directors established a demand review committee composed of independent directors to conduct an investigation with respect to the shareholder demand and to make recommendations to the board of directors. The demand review committee engaged independent counsel as part of its investigation and evaluated (1) the terms of the Plan, (2) the initial issuance procedures for the option grants to Mr. Narachi, Mr. Hagan and Ms. Turner during 2011, (3) the authority available to the compensation committee of the board of directors under its charter and the Plan, (4) the expectations of the award recipients and (5) the intent of the board of directors and the compensation committee regarding the availability of an exemption from the deductibility limitations of Section 162(m) of the Code for such option grants. Following its investigation, the demand review committee determined that the 162(m) Award Limit first became effective as of June 2, 2011, and that, therefore, awards granted under the Plan prior to June 2, 2011, did not count toward the 162(m) Award Limit. The demand review committee determined that the awards granted to Mr. Hagan between June 2, 2011 and December 31, 2011 did not exceed the 162(m) Award Limit. The demand review committee further determined that the options granted to Mr. Narachi and Ms. Turner, including the portion of such awards in excess of the 162(m) Award Limit, were validly approved under the Plan, although the portion of those awards in excess of the 162(m) Award Limit does not qualify as performance-based compensation under Section 162(m). In September 2013, the compensation committee amended the Plan, with the approval of the Company’s board of directors, to take the following actions: (1) to clarify that the 162(m) Award Limit only applies to awards or the portion thereof intended to qualify as performance-based compensation under Section 162(m); and (2) to confirm that the compensation committee has the authority to make awards in excess of the 162(m) Award Limit, which board action the Company refers to as the Plan Amendment. The Plan Amendment is deemed effective as of June 10, 2011, consistent with the authority of the compensation committee as administrator of the Plan as of that date. Any grants under the Plan in excess of the 162(m) Award Limit are not intended to qualify as performance-based compensation under Section 162(m).

On December 9, 2013, the same shareholder who made a demand on the board in May 2013 filed a derivative lawsuit purportedly on behalf of the Company against certain of the officers and current and former members of the board of directors in the United States District Court, for the Southern District of California, captioned Turgeman v. Narachi, et al. The lawsuit asserted claims for breach of fiduciary duty, waste and unjust enrichment based on, among other things, the alleged grant of stock options to certain officers in excess of the 162(m) Award Limit, repricing stock options allegedly in violation of the Company’s equity incentive plan, the board of directors’ conduct in responding to the May 2013 shareholder demand, and making allegedly false and misleading statements. The lawsuit sought, among other things, declaratory relief, corporate governance reforms, rescission of certain stock option awards, rescission of the Plan Amendment, injunctive relief, damages, restitution, disgorgement and attorney’s fees. On July 23, 2014, the Company and the individual defendants filed a motion to dismiss the Turgeman complaint. On March 9, 2015, the court granted the motion to dismiss with thirty days leave to amend. An amended complaint was filed on April 8, 2015. The amended complaint asserted the same derivative claims as the original complaint and asserted a putative claim on behalf of plaintiff and the Company’s shareholders for breach of contract for alleged violations of the 2007 Equity Incentive Plan. On May 8, 2015, the Company and the individual defendants filed a motion to dismiss the amended complaint. On March 31, 2017, the Court granted the motion to dismiss, dismissing the breach of fiduciary duty claim with prejudice but granting plaintiff twenty-one days leave to amend the breach of contract claim.  On April 21, 2017, plaintiffs and defendants stipulated to dismissal with prejudice of the breach of contract claim.  On April 24, 2017, the court entered judgment dismissing the entire action with prejudice.

On June 3, 2016, plaintiff Ben Wilkin, a shareholder who had previously made a shareholder demand to inspect certain books and records of the Company, filed a derivative lawsuit purportedly on behalf of the Company against certain of the Company’s current and former officers and members of the board of directors in the Delaware Chancery Court, captioned Wilkin v. Narachi, et al. The lawsuit asserts claims for breach of fiduciary duty and waste of corporate assets by alleging that defendants made false and misleading statements regarding the interim results and termination of the Light Study. The lawsuit seeks, among other things, damages, corporate governance reforms, injunctive relief, restitution, disgorgement and attorney’s fees. Orexigen and the individual defendants filed a motion to dismiss on October 31, 2016, asserting that plaintiff failed to plead demand futility and otherwise failed to state a claim.  Instead of opposing the motion to dismiss, on January 13, 2017, plaintiff filed an amended complaint pursuant to Chancery Rule 15(aaa).  The amended complaint asserts nearly identical allegations and claims as the original complaint.  Orexigen and the individual defendants filed a motion to dismiss on March 27, 2017.  Management believes that the claims lack merit and intends to defend against them vigorously. The Company is unable to estimate possible losses or ranges of losses that may result from this lawsuit and has not accrued any amounts in connection with this suit.

It is possible that additional securities class action litigation may be brought against the Company following stock price declines related to the release of information regarding Contrave or clinical trial results, including the Light Study or related to the matters alleged in the May 2013 shareholder demand and/or the Plan Amendment. Any adverse determination in such litigation could subject the Company to significant liabilities.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Exchange Act, directors, executive officers and beneficial owners of 10% or more of our common stock, or reporting persons, are required to report to the SEC on a timely basis the initiation of their status as a reporting person and any changes with respect to their beneficial ownership of our common stock. Based solely on our review of copies of such forms that we have received, or written representations from reporting persons, we believe that during the fiscal year ended December 31, 2016, all executive officers, directors and greater than 10% stockholders complied with all applicable filing requirements.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at our annual meeting of stockholders to be held in 2018 must be received by us no later than _____________, 2018, which is 120 days prior to the first anniversary of the expected mailing date of this proxy, in order to be included in our proxy statement and form of proxy relating to that meeting. These proposals must comply with the requirements as to form and substance established by the SEC for such proposals in order to be included in the proxy statement. In addition, our amended and restated bylaws establish an advance notice procedure with regard to certain matters, including stockholder proposals not included in our proxy statement, to be brought before an annual meeting of stockholders. In general, notice must be received at our principal executive offices not less than 90 calendar days before nor more than 120 calendar days before the one year anniversary of the date of the previous year's annual meeting of stockholders. Therefore, to be presented at our 2018 annual meeting of stockholders, such a proposal must be received by us no earlier than March 16, 2018 and no later than April 15, 2018. However, if the date of the annual meeting is more than 30 days earlier or more than 60 days later than such anniversary date, notice must be received no earlier than 120 calendar days prior to such annual meeting and not later than 90 calendar days prior to such annual meeting or, if later, the tenth day following the date on which public announcement of the date of the meeting is first made. Stockholders are advised to review our amended and restated bylaws which also specify requirements as to the form and content of a stockholder's notice.

ANNUAL REPORT

Our annual report for the fiscal year ended December 31, 2016 will be mailed to stockholders of record on or about ___________, 2017. Our annual report does not constitute, and should not be considered, a part of this proxy solicitation material.

Any person who was a beneficial owner of our common stock on the record date may request a copy of our annual report, and it will be furnished without charge upon receipt of a written request identifying the person so requesting a report as a stockholder of our company at such date. Requests should be directed to Orexigen Therapeutics, Inc., 3344 N. Torrey Pines Court, Suite 200, La Jolla, California 92037, Attention: Corporate Secretary.

STOCKHOLDERS SHARING THE SAME ADDRESS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other annual meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other annual meeting materials addressed to those stockholders.  This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Orexigen stockholders will be “householding” our proxy materials.  A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.  Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent.  If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or Orexigen.  Direct your written request to Orexigen Therapeutics, Inc., 3344 N. Torrey Pines Court, Suite 200, La Jolla, California 92037, Attention: Corporate Secretary; (858) 875-8600.  Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

We do not know of any business other than that described in this proxy statement that will be presented for consideration or action by the stockholders at the 2017 Annual Meeting. If, however, any other business is properly brought before the 2017 Annual Meeting, shares represented by proxies will be voted in accordance with the best judgment of the persons named in the proxies or their substitutes. All stockholders are urged to complete, sign and return the accompanying proxy card in the enclosed envelope.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements, and other information with the SEC. You may read and copy this information at the following location:

Public Reference Room

100 F Street, NE

Washington, D.C. 20549

Please call the SEC at (800) SEC-0330 for further information on the public reference room. Our public filings are also available to the public from document retrieval services and the internet website maintained by the SEC at www.sec.gov. These filings are also available in the Investors section of our website at www.orexigen.com.

By Order of the Board of Directors,

Michael A. Narachi
President, Chief Executive Officer and Director

La Jolla, California

May __, 2017

APPENDIX A

Ratification Resolution

Whereas, on July 8, 2016, Orexigen Therapeutics, Inc., a Delaware corporation (the “Corporation”), filed a certificate of amendment to the Amended and Restated Certificate of Incorporation of the Corporation setting forth an amendment (the “Amendment”) that effected a one-for-ten reverse stock split (the “Reverse Split”) of the Corporation’s Common Stock, par value $0.001 per share (the “Common Stock”);

Whereas, the Board of Directors (the “Board”) of the Corporation believes that such Amendment, and the Reverse Split effected thereby, were validly approved by the Board and by the Corporation’s stockholders at the Corporation’s 2016 Annual Meeting of Stockholders;

Whereas, as described in more detail below, the Board has been advised that questions have been raised regarding whether such Amendment, and the Reverse Split effected thereby, were properly approved; and

Whereas, in order to eliminate any uncertainty regarding the validity of such Amendment and the related Reverse Split, the Board has determined that it is advisable to adopt the following resolutions to ratify such actions.

Now, Therefore, Be It Resolved, that

(1)

The potentially defective corporate acts to be ratified by this resolution are (i) the filing of, and the amendment effected by, the Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Corporation (the “Amendment”) filed with the Office of the Secretary of State of the State of Delaware (the “State Office”) on July 8, 2016 and (ii) the combination  and reclassification of each ten outstanding shares of the Corporation’s Common Stock, par value $0.001 per share (the “Common Stock”), into one share of Common Stock of the Corporation (the “Reverse Split”), which resulted in the combination all of the shares of Common Stock of the Corporation outstanding immediately prior to the effectiveness of the Reverse Split into a total of 14,586,771 shares of Common Stock of the Corporation upon the effectiveness of the Reverse Split.

(2)

The date of the filing of the Amendment with the State Office is July 8, 2016.  The date of the effectiveness of the Reverse Split, and the combination of shares of Common Stock referenced above that was effected by the Reverse Split, is July 11, 2016.

(3)	The nature of the failures of authorization in respect of the potentially defective corporate acts identified in Paragraph (1) of this resolution are:
•

The Amendment was submitted to the Corporation’s stockholders for their approval at the Corporation’s 2016 Annual Meeting of Stockholders (the “2016 Annual Meeting”).  At the 2016 Annual Meeting, the Corporation’s inspector of elections determined that the proposal to approve the Amendment received the requisite stockholder approval.  Based on that determination, the Corporation filed the Amendment with the State Office on July 8, 2016 and effected the Reverse Split on July 11, 2016.

•

As part of the determination that the Amendment received the requisite stockholder approval, votes cast by nominees/brokers without instruction from the beneficial owners of certain of the Corporation’s outstanding shares were counted as votes in favor of the adoption of the Amendment (the “Broker Votes”).  The voting of these shares by the nominees/brokers without instruction from the beneficial owners was inconsistent with certain statements made in the Corporation’s proxy materials for its 2016 Annual Meeting, which stated that such a nominee/broker would not have discretion to vote on the proposal to approve the Amendment without instruction from the respective beneficial owner and that the failure of a beneficial owner to provide his, her or its broker/nominee with instruction regarding to how to vote on the Amendment would have the same effect as casting a vote “against” the Amendment.

•

If the Broker Votes were counted as votes “against” the proposal to approve the Amendment, the Amendment would not have been approved by the holders of a majority of the outstanding shares of the Common Stock, as required by Section 242 of the Delaware General Corporation Law (the “DGCL”).

•

In addition, an exhibit to the Corporation’s proxy materials for the 2016 Annual Meeting set forth a copy of the Amendment that provided that the Reverse Split would become effective upon the filing of the Amendment with the State Office.  However, the text of the Amendment that the Corporation filed with the State Office provided that the Reverse Split would become effective at 11:59 p.m. Eastern Daylight Time on

July 11, 2016.  It is therefore unclear whether the final text of the Amendment was approved by the Board of Directors and the stockholders of the Corporation in accordance with Section 242 of the DGCL.

(4)

The Board hereby approves, adopts and authorizes, in all respects, the ratification of the potentially defective corporate acts identified in Paragraph (1) of this resolution pursuant to Section 204 of the DGCL.

Submission to Stockholders for Ratification

Resolved Further, that the Board hereby directs that the potentially defective corporate acts identified in the resolution set forth above under the heading “Ratification Resolution” shall be submitted to the stockholders of the Corporation for the stockholders to ratify such acts under Section 204 of the DGCL and under common law, and the Board hereby recommends that stockholders ratify such potentially defective corporate acts; and

Resolved Further, that in connection with submitting the foregoing potentially defective corporate acts to the stockholders for ratification, the Board hereby authorizes and directs each officer of the Corporation (acting alone) to provide notice to the Corporation’s stockholders (and all other persons entitled thereto) in accordance with Section 204(d) of the DGCL and, in connection therewith, each such officer is authorized to (among other things) include (i) a proposal relating to such ratification by the stockholders in the Corporation’s Notice of Meeting for the Corporation’s 2017 Annual Meeting of Stockholders, and in any proxy statement, proxy card, other proxy materials or voting instruction forms related thereto, and (ii) include in such Notice of Meeting (and related proxy materials) any other matter that is required by Section 204 of the DGCL.

Abandonment

Resolved Further, that at any time before the “validation effective time,” as such term in used in Section 204 of the DGCL, in respect of the potentially defective corporate acts identified in the foregoing resolutions, notwithstanding approval of the ratification of such potentially defective corporate acts by stockholders of the Corporation, the Board may abandon the ratification of such potentially defective corporate acts without further action of the stockholders of the Corporation.

Authorization to Prepare and File Certificates of Validation

Resolved Further, that, following the ratification by the stockholders of the Corporation of the potentially defective corporate acts identified in the foregoing resolutions, each officer of the Corporation (acting alone) is hereby authorized to execute a certificate of validation in respect of such potentially defective corporate acts and to cause such certificate of validation to be filed with the State Office, with such certificate of validation to be in such form and filed at such time as any such officer may deem advisable (the advisability of which shall be conclusively evidenced by the execution and filing of such certificates of validation).

Common Law Ratification

Resolved Further, that in addition to the ratification permitted by Section 204 of the DGCL, the Board hereby approves, adopts, confirms and ratifies the potentially defective corporate acts identified in the foregoing resolutions for all purposes of, and to the fullest extent permitted by, the common law of Delaware or any other applicable law.

Miscellaneous

Resolved Further, that each officer of the Corporation (acting alone) is hereby authorized to take any and all actions and to execute, deliver and file, any and all instruments, agreements and other documents, in the name of and on behalf of the Corporation, as any such officer deems advisable (the advisability of which shall be conclusively evidenced by the taking of such action or the execution, delivery or filing of such instrument, agreement or document), to carry out the intent and accomplish the purposes of the foregoing resolutions.

Resolved Further, that the taking by any officer of the Corporation of any action authorized to be taken by such person in any of the preceding resolutions shall conclusively evidence the due authorization thereof by the Corporation.

Resolved Further, that all actions heretofore taken by any director, officer or agent of the Corporation, for and on behalf of the Corporation, with respect to any of the matters referenced in the foregoing resolutions are hereby ratified, approved and confirmed in all respects.

APPENDIX B

§ 204 Ratification of defective corporate acts and stock

(a) Subject to subsection (f) of this section, no defective corporate act or putative stock shall be void or voidable solely as a result of a failure of authorization if ratified as provided in this section or validated by the Court of Chancery in a proceeding brought under § 205 of this title.

(b)(1) In order to ratify 1 or more defective corporate acts pursuant to this section (other than the ratification of an election of the initial board of directors pursuant to paragraph (b)(2) of this section), the board of directors of the corporation shall adopt resolutions stating:

(A) The defective corporate act or acts to be ratified;

(B) The date of each defective corporate act or acts;

(C) If such defective corporate act or acts involved the issuance of shares of putative stock, the number and type of shares of putative stock issued and the date or dates upon which such putative shares were purported to have been issued;

(D) The nature of the failure of authorization in respect of each defective corporate act to be ratified; and

(E) That the board of directors approves the ratification of the defective corporate act or acts.

Such resolutions may also provide that, at any time before the validation effective time in respect of any defective corporate act set forth therein, notwithstanding the approval of the ratification of such defective corporate act by stockholders, the board of directors may abandon the ratification of such defective corporate act without further action of the stockholders. The quorum and voting requirements applicable to the ratification by the board of directors of any defective corporate act shall be the quorum and voting requirements applicable to the type of defective corporate act proposed to be ratified at the time the board adopts the resolutions ratifying the defective corporate act; provided that if the certificate of incorporation or bylaws of the corporation, any plan or agreement to which the corporation was a party or any provision of this title, in each case as in effect as of the time of the defective corporate act, would have required a larger number or portion of directors or of specified directors for a quorum to be present or to approve the defective corporate act, such larger number or portion of such directors or such specified directors shall be required for a quorum to be present or to adopt the resolutions to ratify the defective corporate act, as applicable, except that the presence or approval of any director elected, appointed or nominated by holders of any class or series of which no shares are then outstanding, or by any person that is no longer a stockholder, shall not be required.

(2) In order to ratify a defective corporate act in respect of the election of the initial board of directors of the corporation pursuant to § 108 of this title, a majority of the persons who, at the time the resolutions required by this paragraph (b)(2) of this section are adopted, are exercising the powers of directors under claim and color of an election or appointment as such may adopt resolutions stating:

(A) The name of the person or persons who first took action in the name of the corporation as the initial board of directors of the corporation;

(B) The earlier of the date on which such persons first took such action or were purported to have been elected as the initial board of directors; and

(C) That the ratification of the election of such person or persons as the initial board of directors is approved.

(c) Each defective corporate act ratified pursuant to paragraph (b)(1) of this section shall be submitted to stockholders for approval as provided in subsection (d) of this section, unless:

(1) No other provision of this title, and no provision of the certificate of incorporation or bylaws of the corporation, or of any plan or agreement to which the corporation is a party, would have required stockholder approval of such defective corporate act to be ratified, either at the time of such defective corporate act or at the time the board of directors adopts the resolutions ratifying such defective corporate act pursuant to paragraph (b)(1) of this section; and

(2) Such defective corporate act did not result from a failure to comply with § 203 of this title.

(d) If the ratification of a defective corporate act is required to be submitted to stockholders for approval pursuant to subsection (c) of this section, due notice of the time, place, if any, and purpose of the meeting shall be given at least 20 days before the date of the meeting to each holder of valid stock and putative stock, whether voting or nonvoting, at the address of such holder as it appears or most recently appeared, as appropriate, on the records of the corporation. The notice shall also be given to the holders of record of valid stock and putative stock, whether voting or nonvoting, as of the time of the defective corporate act, other than holders whose identities or addresses cannot be determined from the records of the corporation. The notice shall contain a copy of the resolutions adopted by the board of directors pursuant to paragraph (b)(1) of this section or the information required by paragraph (b)(1)(A) through (E) of this section and a statement that any claim that the defective corporate act or putative stock ratified hereunder is void or voidable due to the failure of authorization, or that the Court of Chancery should declare in its discretion that a ratification in accordance with this section not be effective or be effective only on certain conditions must be brought within 120 days from the applicable validation effective time. At such meeting, the quorum and voting requirements applicable to ratification of such defective corporate act shall be the quorum and voting requirements applicable to the type of defective corporate act proposed to be ratified at the time of the approval of the ratification, except that:

(1) If the certificate of incorporation or bylaws of the corporation, any plan or agreement to which the corporation was a party or any provision of this title in effect as of the time of the defective corporate act would have required a larger number or portion of stock or of any class or series thereof or of specified stockholders for a quorum to be present or to approve the defective corporate act, the presence or approval of such larger number or portion of stock or of such class or series thereof or of such specified stockholders shall be required for a quorum to be present or to approve the ratification of the defective corporate act, as applicable, except that the presence or approval of shares of any class or series of which no shares are then outstanding, or of any person that is no longer a stockholder, shall not be required;

(2) The approval by stockholders of the ratification of the election of a director shall require the affirmative vote of the majority of shares present at the meeting and entitled to vote on the election of such director, except that if the certificate of incorporation or bylaws of the corporation then in effect or in effect at the time of the defective election require or required a larger number or portion of stock or of any class or series thereof or of specified stockholders to elect such director, the affirmative vote of such larger number or portion of stock or of any class or series thereof or of such specified stockholders shall be required to ratify the election of such director, except that the presence or approval of shares of any class or series of which no shares are then outstanding, or of any person that is no longer a stockholder, shall not be required; and

(3) In the event of a failure of authorization resulting from failure to comply with the provisions of § 203 of this title, the ratification of the defective corporate act shall require the vote set forth in § 203(a)(3) of this title, regardless of whether such vote would have otherwise been required.

Shares of putative stock on the record date for determining stockholders entitled to vote on any matter submitted to stockholders pursuant to subsection (c) of this section (and without giving effect to any ratification that becomes effective after such record date) shall neither be entitled to vote nor counted for quorum purposes in any vote to ratify any defective corporate act.

(e) If a defective corporate act ratified pursuant to this section would have required under any other section of this title the filing of a certificate in accordance with § 103 of this title, then, whether or not a certificate was previously filed in respect of such defective corporate act and in lieu of filing the certificate otherwise required by this title, the corporation shall file a certificate of validation with respect to such defective corporate act in accordance with § 103 of this title. A separate certificate of validation shall be required for each defective corporate act requiring the filing of a certificate of validation under this section, except that (i) 2 or more defective corporate acts may be included in a single certificate of validation if the corporation filed, or to comply with this title would have filed, a single certificate under another provision of this title to effect such acts, and (ii) 2 or more overissues of shares of any class, classes or series of stock may be included in a single certificate of validation, provided that the increase in the number of authorized shares of each such class or series set forth in the certificate of validation shall be effective as of the date of the first such overissue. The certificate of validation shall set forth:

(1) Each defective corporate act that is the subject of the certificate of validation (including, in the case of any defective corporate act involving the issuance of shares of putative stock, the number and type of shares of putative stock issued and the date or dates upon which such putative shares were purported to have been issued), the date of such defective corporate act, and the nature of the failure of authorization in respect of such defective corporate act;

(2) A statement that such defective corporate act was ratified in accordance with this section, including the date on which the board of directors ratified such defective corporate act and the date, if any, on which the stockholders approved the ratification of such defective corporate act; and

(3) Information required by 1 of the following paragraphs:

a. If a certificate was previously filed under § 103 of this title in respect of such defective corporate act and no changes to such certificate are required to give effect to such defective corporate act in accordance with this section, the certificate of validation shall set forth (x) the name, title and filing date of the certificate previously filed and of any certificate of correction thereto and (y) a statement that a copy of the certificate previously filed, together with any certificate of correction thereto, is attached as an exhibit to the certificate of validation;

b. If a certificate was previously filed under § 103 of this title in respect of the defective corporate act and such certificate requires any change to give effect to the defective corporate act in accordance with this section (including a change to the date and time of the effectiveness of such certificate), the certificate of validation shall set forth (x) the name, title and filing date of the certificate so previously filed and of any certificate of correction thereto, (y) a statement that a certificate containing all of the information required to be included under the applicable section or sections of this title to give effect to the defective corporate act is attached as an exhibit to the certificate of validation, and (z) the date and time that such certificate shall be deemed to have become effective pursuant to this section; or

c. If a certificate was not previously filed under § 103 of this title in respect of the defective corporate act and the defective corporate act ratified pursuant to this section would have required under any other section of this title the filing of a certificate in accordance with § 103 of this title, the certificate of validation shall set forth (x) a statement that a certificate containing all of the information required to be included under the applicable section or sections of this title to give effect to the defective corporate act is attached as an exhibit to the certificate of validation, and (y) the date and time that such certificate shall be deemed to have become effective pursuant to this section.

A certificate attached to a certificate of validation pursuant to paragraph (e)(3)b. or c. of this section need not be separately executed and acknowledged and need not include any statement required by any other section of this title that such instrument has been approved and adopted in accordance with the provisions of such other section.

(f) From and after the validation effective time, unless otherwise determined in an action brought pursuant to § 205 of this title:

(1) Subject to the last sentence of subsection (d) of this section, each defective corporate act ratified in accordance with this section shall no longer be deemed void or voidable as a result of the failure of authorization described in the resolutions adopted pursuant to subsection (b) of this section and such effect shall be retroactive to the time of the defective corporate act; and

(2) Subject to the last sentence of subsection (d) of this section, each share or fraction of a share of putative stock issued or purportedly issued pursuant to any such defective corporate act shall no longer be deemed void or voidable and shall be deemed to be an identical share or fraction of a share of outstanding stock as of the time it was purportedly issued.

(g) In respect of each defective corporate act ratified by the board of directors pursuant to subsection (b) of this section, prompt notice of the ratification shall be given to all holders of valid stock and putative stock, whether voting or nonvoting, as of the date the board of directors adopts the resolutions approving such defective corporate act, or as of a date within 60 days after such date of adoption, as established by the board of directors, at the address of such holder as it appears or most recently appeared, as appropriate, on the records of the corporation. The notice shall also be given to the holders of record of valid stock and putative stock, whether voting or nonvoting, as of the time of the defective corporate act, other than holders whose identities or addresses cannot be determined from the records of the corporation. The notice shall contain a copy of the resolutions adopted pursuant to subsection (b) of this section or the information specified in paragraphs (b)(1)(A) through (E) or paragraphs (b)(2)(A) through (C) of this section, as applicable, and a statement that any claim that the defective corporate act or putative stock ratified hereunder is void or voidable due to the failure of authorization, or that the Court of Chancery should declare in its discretion that a ratification in accordance with this section not be effective or be effective only on certain conditions must be brought within 120 days from the later of the validation effective time or the time at which the notice required by this subsection is given. Notwithstanding the foregoing, (i) no such notice shall be required if notice of the ratification of the defective corporate act is to be given in accordance with subsection (d) of this section, and (ii) in the case of a corporation that has a class of stock listed on a national securities exchange, the notice required by this subsection may be deemed given if disclosed in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to §§ 13, 14 or 15(d) [15 U.S.C. §§ 78m, 77n or 78o(d)] of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, or the corresponding provisions of any subsequent United States federal securities laws, rules or regulations. If any defective corporate act has been approved by stockholders acting pursuant to § 228 of this title, the notice required by this subsection may be included in any notice required to be given pursuant to § 228(e) of this title and, if so given, shall be sent to the stockholders entitled thereto under § 228(e) and to all holders of valid and putative stock to whom notice would be required under this subsection if the defective corporate act had been approved at a meeting other than any stockholder who approved the action by consent in lieu of a meeting pursuant to § 228 of this title or any holder of putative stock who otherwise consented thereto in writing. Solely for purposes of subsection (d) of this section and this subsection, notice to holders of putative stock, and notice to holders of valid stock and putative stock as of the time of the defective corporate act, shall be treated as notice to holders of valid stock for purposes of §§ 222 and 228, 229, 230, 232 and 233 of this title.

(h) As used in this section and in § 205 of this title only, the term:

(1) ”Defective corporate act” means an overissue, an election or appointment of directors that is void or voidable due to a failure of authorization, or any act or transaction purportedly taken by or on behalf of the corporation that is, and at the time such act or transaction was purportedly taken would have been, within the power of a corporation under subchapter II of this chapter, but is void or voidable due to a failure of authorization;

(2) ”Failure of authorization” means: (i) the failure to authorize or effect an act or transaction in compliance with the provisions of this title, the certificate of incorporation or bylaws of the corporation, or any plan or agreement to which the corporation is a party, if and to the extent such failure would render such act or transaction void or voidable; or (ii) the failure of the board of directors or any officer of the corporation to authorize or approve any act or transaction taken by or on behalf of the corporation that would have required for its due authorization the approval of the board of directors or such officer;

(3) ”Overissue” means the purported issuance of:

a. Shares of capital stock of a class or series in excess of the number of shares of such class or series the corporation has the power to issue under § 161 of this title at the time of such issuance; or

b. Shares of any class or series of capital stock that is not then authorized for issuance by the certificate of incorporation of the corporation;

(4) ”Putative stock” means the shares of any class or series of capital stock of the corporation (including shares issued upon exercise of options, rights, warrants or other securities convertible into shares of capital stock of the corporation, or interests with respect thereto that were created or issued pursuant to a defective corporate act) that:

a. But for any failure of authorization, would constitute valid stock; or

b. Cannot be determined by the board of directors to be valid stock;

(5) ”Time of the defective corporate act” means the date and time the defective corporate act was purported to have been taken;

(6) ”Validation effective time” with respect to any defective corporate act ratified pursuant to this section means the latest of:

a. The time at which the defective corporate act submitted to the stockholders for approval pursuant to subsection (c) of this section is approved by such stockholders or if no such vote of stockholders is required to approve the ratification of the defective corporate act, the time at which the board of directors adopts the resolutions required by paragraph (b)(1) or (b)(2) of this section;

b. Where no certificate of validation is required to be filed pursuant to subsection (e) of this section, the time, if any, specified by the board of directors in the resolutions adopted pursuant to paragraph (b)(1) or (b)(2) of this section, which time shall not precede the time at which such resolutions are adopted; and

c. The time at which any certificate of validation filed pursuant to subsection (e) of this section shall become effective in accordance with § 103 of this title.

(7) ”Valid stock” means the shares of any class or series of capital stock of the corporation that have been duly authorized and validly issued in accordance with this title.

In the absence of actual fraud in the transaction, the judgment of the board of directors that shares of stock are valid stock or putative stock shall be conclusive, unless otherwise determined by the Court of Chancery in a proceeding brought pursuant to § 205 of this title.

(i) Ratification under this section or validation under § 205 of this title shall not be deemed to be the exclusive means of ratifying or validating any act or transaction taken by or on behalf of the corporation, including any defective corporate act, or any issuance of stock, including any putative stock, or of adopting or endorsing any act or transaction taken by or in the name of the corporation prior to the commencement of its existence, and the absence or failure of ratification in accordance with either this section or validation under § 205 of this title shall not, of itself, affect the validity or effectiveness of any act or transaction or the issuance of any stock properly ratified under common law or otherwise, nor shall it create a presumption that any such act or transaction is or was a defective corporate act or that such stock is void or voidable.

§ 205 Proceedings regarding validity of defective corporate acts and stock

(a) Subject to subsection (f) of this section, upon application by the corporation, any successor entity to the corporation, any member of the board of directors, any record or beneficial holder of valid stock or putative stock, any record or beneficial holder of valid or putative stock as of the time of a defective corporate act ratified pursuant to § 204 of this title, or any other person claiming to be substantially and adversely affected by a ratification pursuant to § 204 of this title, the Court of Chancery may:

(1) Determine the validity and effectiveness of any defective corporate act ratified pursuant to § 204 of this title;

(2) Determine the validity and effectiveness of the ratification of any defective corporate act pursuant to § 204 of this title;

(3) Determine the validity and effectiveness of any defective corporate act not ratified or not ratified effectively pursuant to § 204 of this title;

(4) Determine the validity of any corporate act or transaction and any stock, rights or options to acquire stock; and

(5) Modify or waive any of the procedures set forth in § 204 of this title to ratify a defective corporate act.

(b) In connection with an action under this section, the Court of Chancery may:

(1) Declare that a ratification in accordance with and pursuant to § 204 of this title is not effective or shall only be effective at a time or upon conditions established by the Court;

(2) Validate and declare effective any defective corporate act or putative stock and impose conditions upon such validation by the Court;

(3) Require measures to remedy or avoid harm to any person substantially and adversely affected by a ratification pursuant to § 204 of this title or from any order of the Court pursuant to this section, excluding any harm that would have resulted if the defective corporate act had been valid when approved or effectuated;

(4) Order the Secretary of State to accept an instrument for filing with an effective time specified by the Court, which effective time may be prior or subsequent to the time of such order, provided that the filing date of such instrument shall be determined in accordance with § 103(c)(3) of this title;

(5) Approve a stock ledger for the corporation that includes any stock ratified or validated in accordance with this section or with § 204 of this title;

(6) Declare that shares of putative stock are shares of valid stock or require a corporation to issue and deliver shares of valid stock in place of any shares of putative stock;

(7) Order that a meeting of holders of valid stock or putative stock be held and exercise the powers provided to the Court under § 227 of this title with respect to such a meeting;

(8) Declare that a defective corporate act validated by the Court shall be effective as of the time of the defective corporate act or at such other time as the Court shall determine;

(9) Declare that putative stock validated by the Court shall be deemed to be an identical share or fraction of a share of valid stock as of the time originally issued or purportedly issued or at such other time as the Court shall determine; and

(10) Make such other orders regarding such matters as it deems proper under the circumstances.

(c) Service of the application under subsection (a) of this section upon the registered agent of the corporation shall be deemed to be service upon the corporation, and no other party need be joined in order for the Court of Chancery to adjudicate the matter. In an action filed by the corporation, the Court may require notice of the action be provided to other persons specified by the Court and permit such other persons to intervene in the action.

(d) In connection with the resolution of matters pursuant to subsections (a) and (b) of this section, the Court of Chancery may consider the following:

(1) Whether the defective corporate act was originally approved or effectuated with the belief that the approval or effectuation was in compliance with the provisions of this title, the certificate of incorporation or bylaws of the corporation;

(2) Whether the corporation and board of directors has treated the defective corporate act as a valid act or transaction and whether any person has acted in reliance on the public record that such defective corporate act was valid;

(3) Whether any person will be or was harmed by the ratification or validation of the defective corporate act, excluding any harm that would have resulted if the defective corporate act had been valid when approved or effectuated;

(4) Whether any person will be harmed by the failure to ratify or validate the defective corporate act; and

(5) Any other factors or considerations the Court deems just and equitable.

(e) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions brought under this section.

(f) Notwithstanding any other provision of this section, no action asserting:

(1) That a defective corporate act or putative stock ratified in accordance with § 204 of this title is void or voidable due to a failure of authorization identified in the resolution adopted in accordance with 204(b) of this title; or

(2) That the Court of Chancery should declare in its discretion that a ratification in accordance with § 204 of this title not be effective or be effective only on certain conditions,

may be brought after the expiration of 120 days from the later of the validation effective time and the time notice, if any, that is required to be given pursuant to § 204(g) of this title is given with respect to such ratification, except that this subsection shall not apply to an action asserting that a ratification was not accomplished in accordance with § 204 of this title or to any person to whom notice of the ratification was required to have been given pursuant to § 204(d) or (g) of this title, but to whom such notice was not given.

ANNUAL MEETING OF OREXIGEN THERAPEUTICS, INC. Date: July 14, 2017 Time: 10:00 A.M. (Local Time) Place: 3344 N. Torrey Pines Court, Suite 200, La Jolla, CA 92037 Please make your marks like this: Use dark black pencil or pen only Board of Directors Recommends a Vote FOR both nominees for Annual Meeting of Orexigen Therapeutics, Inc. to be held on Friday, July 14, 2017 for Holders as of May 22, 2017 This proxy is being solicited on behalf of the Board of Directors VOTED BY: director in proposal 1, FOR proposals 2, 3, and 5 and 3 YEARS in proposal 4. Go To INTERNET Call TELEPHONE 866-834-5878 1: Election of Directors 01 Patrick J. Mahaffy 02 Michael A. Narachi For Withhold Directors Recommend For For www.proxypush.com/OREX s Cast your vote online. View Meeting Documents. OR MAIL Use any touch-tone telephone. Have your Proxy Card/Voting Instruction Form ready. Follow the simple recorded instructions. 2: To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting ﬁrm for the ﬁscal year ending December 31, 2017. 3: Advisory vote on executive compensation. 4: Advisory vote on the frequency of solicitation of advisory stockholder approval of executive compensation. 5: To ratify the ﬁling and effectiveness of the certiﬁcate of amendment to the Company’s certiﬁcate of incorporation ﬁled with the Secretary of State of the State of Delaware on July 8, 2016 and the reverse stock split effected thereby. 6: To consider and act upon any other matters which may properly come before the meeting or any adjournment thereof. For Against Abstain 1 Year 2 Years 3 Years Abstain For Against Abstain For For 3 Years For OR Mark, sign and date your Proxy Card/Voting Instruction Form. s Detach your Proxy Card/Voting Instruction Form. s Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided. The undersigned hereby appoints Jason A. Keyes and Thomas A. Lynch, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Orexigen Therapeutics, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters speciﬁed and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN PROPOSAL 1, FOR “3 YEARS” IN PROPOSAL 4, AND FOR THE PROPOSALS IN ITEMS 2, 3 and 5. All votes must be received by 11:59 P.M., Eastern Time, July 13, 2017. PROXY TABULATOR FOR OREXIGEN THERAPEUTICS, INC. P.O. BOX 8016 CARY, NC 27512-9903 Authorized Signatures - This section must be completed for your Instructions to be executed. Please Sign Here Please Date Above Please Sign Here Please Date Above Please sign exactly as your name(s) appears on your stock certiﬁcate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized ofﬁcer signing the proxy. EVENT # CLIENT # OFFICE #

Proxy — Orexigen Therapeutics, Inc. Annual Meeting of Stockholders July 14, 2017, 10.00 a.m. (Paciﬁc Daylight Time) This Proxy is Solicited on Behalf of the Board of Directors The undersigned appoints Jason A. Keyes and Thomas A. Lynch (the “Named Proxies”) and each of them as proxies for the undersigned, with full power of substitution, to vote the shares of common stock of Orexigen Therapeutics, Inc., a Delaware corporation (“the Company”), the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the 3344 N. Torrey Pines Court, Suite 200, La Jolla, CA. 92037, on Friday, July 14, 2017 at 10.00 a.m. (PDT) and all adjournments thereof. The purpose of the Annual Meeting is to take action on the following: 1. To elect two (2) directors for a three-year term to expire at the 2020 annual meeting of stockholders; 2. To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting ﬁrm for the ﬁscal year ending December 31, 2017. 3. Advisory vote on executive compensation. 4. Advisory vote on the frequency of solicitation of advisory stockholder approval of executive compensation. 5. To ratify the ﬁling and effectiveness of the certiﬁcate of amendment to the Company’s certiﬁcate of incorporation ﬁled with the Secretary of State of the State of Delaware on July 8, 2016 and the reverse stock split effected thereby. 6. Transact such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting. The two directors up for re-election are: Patrick J. Mahaffy and Michael A. Narachi. The Board of Directors of the Company recommends a vote “FOR” all nominees for director, “FOR” proposals 2, 3 and 5, and “3 years” in proposal 4. This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted “FOR” all nominees for director, “FOR” proposals 2, 3 and 5, and “3 years” in proposal 4. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign and return this card. To attend the meeting and vote your shares in person, please mark this box.